EXECUTION COPY

LOAN AND SECURITY AGREEMENT

_______________________
as the Lender
AND
________________
as the Luxembourg Borrower
AND
__________________ as the German Borrower
Dated: ______________

TABLE OF CONTENTS
Page

SECTION 1    DEFINITIONS AND CONSTRUCTION

1

1.1             Definitions

1

1.2             Rules of Construction

13

SECTION 2    AMOUNTS AND TERMS OF THE LOAN

14

2.1             Terms of Loan

14

2.2             Interest and Advance Maturity Date

18

2.3             Indemnity

19

2.4             Fees

19

2.5             Certain Prepayments

21

2.6             Breakage Costs; Increased Costs; Capital Adequacy; Illegality

21

2.7             Payments and Computations

22

2.8             Permitted Purposes

23

SECTION 3    SECURITY INTEREST

23

SECTION 4    CONDITIONS PRECEDENT

25

4.1             Conditions Precedent to the First Advance

25

4.2             Conditions Precedent to All Advances

26

SECTION 5    REPRESENTATIONS AND WARRANTIES

28

5.1             Formation, Qualification and Good Standing

28

5.2             Power and Authority; Due Authorization

29

5.3             No Violation

29

5.4             Validity and Binding Nature

29

5.5             Government Approvals

29

5.6             Solvency

30

5.7             Margin Regulations

30

5.8             Place of Business

30

5.9             Compliance with Applicable Laws; Licenses, etc

30

5.10           No Proceedings

30

5.11           Investment Company Act, Etc

31

5.12           Eligible Policies

31

5.13           Accuracy of Information

31

5.14           No Material Adverse Change

31

5.15           Trade Names and Subsidiaries

31

5.16           Operation of Business

31

5.17           Ventures; Capital Stock and Indebtedness

31

5.18           Nature of Business

32

5.19           Taxes

32

5.20           Ownership and Liens

32

5.21           Approvals

33

5.22           Name Change, Mergers

33

-i-

5.23           Location of Life Policies and Books and Records

33

5.24           MPIC

33

5.25           Reserved

33

5.26           Policy Subsidiary

33

5.27           Material Agreements

33

5.28           No Default; No Event of Defaults

34

5.29           ERISA

34

5.30           Opinions

34

SECTION 6    AFFIRMATIVE COVENANTS

34

6.1             Maintain Existence

34

6.2             Delivery of Corporate Documents

34

6.3             Compliance with Laws

35

6.4             Payment of Taxes

35

6.6             Insurance

35

6.5             Maintenance of Properties and Assets                                                                      36

6.7             Litigation

36

6.8             Books and Records

37

6.9             Change of Principal Place of Business Location

37

6.10           Financial Reporting Requirements

37

6.11           Notices with Respect to the Life Policies

38

6.12           Fees and Expenses in Protecting Rights

38

6.13           Financial Records in Accordance with German Commercial Code, GAAP or IFRS  39

6.14           Legends on Books and Records

39

6.15           Inspection or Examination of Properties and Assets

39

6.16           Use of Loan Proceeds

39

6.17           Further Assurances

39

6.18           Change in Financial Condition

40

6.19           Right of Set Off

40

6.20           Notification of Default or Event of Default

41

6.21           Payment of Obligations

41

6.22           Reserved

41

6.23           Compliance With Transaction Documents

41

6.24           Payments to the Policy Account

41

6.25           Maintenance of Separate Existence

41

6.26           Notification of Collateral Value Event

43

6.27           Authorizations

43

6.28           Change Forms and Prepayment of Loan

43

6.29           Life Policies

44

6.30           Increased Cost of Insurance, Grace Period

44

6.31           Securities Account Control Agreement

44

6.32           MPIC

44

6.33           Missing Items

44

SECTION 7    NEGATIVE COVENANTS

45

7.1             Permitted Liens

45

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7.2              Nature of Business

45

7.3              Eligible Life Policies

46

7.4              Prohibited Actions

46

7.5              Affiliate Transactions

48

7.6              Publishing of Materials

48

7.7              Permissible Sale

48

7.8              Policy Subsidiary and General Partner

48

SECTION 8     EVENTS OF DEFAULT

48

SECTION 9     LENDER’S RIGHTS AND REMEDIES

50

SECTION 10   COLLATERAL VALUE AND REVIEW

53

10.1            Collateral Value Event

53

10.2            Collateral Value Event Consequences

53

10.3            Collateral Value Review

53

10.4            Insurer Downgrade; Other Rating Issues

54

10.5            Insureds

54

SECTION 11   CONFIDENTIALITY

54

SECTION 12   SUCCESSORS AND ASSIGNS

55

12.1            Successors and Assigns

55

SECTION 13   GERMAN BORROWER AS JOINT AND SEVERAL DEBTOR

56

13.1            German Borrower as Joint and Several Debtor

56

SECTION 14   MISCELLANEOUS PROVISIONS

57

14.1            Complete Agreement; Modification of Agreement

57

14.2            Amendments and Waivers

57

14.3            Obligations and Liabilities of the Lender

57

14.4            Waiver of Notices

57

14.5            Taxes

58

14.6            Third Party Beneficiary

58

14.7            Governing Law; Consent to Arbitration

58

14.8            Severability

59

14.9            Rights and Remedies, Etc

59

14.10          Reserved

59

14.11          No Waiver, Etc

59

14.12          Notices

59

14.13          Ambiguity Between Agreements

60

14.14          Attorneys’ Fees and Expenses

60

14.15          Press Releases and Related Matters

60

14.16          Counterparts

61

14.17          Headings

61

-iii-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated ______________, among ____________________ (the “Lender”), _____________________ (the “Luxembourg Borrower” or a “Borrower”), and ____________________ (the “German Borrower” or a “Borrower” and together with the Luxembourg Borrower, the “Borrowers”).

SECTION 1
DEFINITIONS AND CONSTRUCTION

1.1

Definitions.  The following terms as used in this Loan and Security Agreement shall have the meanings hereinafter provided:

“Administration Cost” means any costs and expenses incurred in connection with the administration and daily operation of the German Borrower, subject to a maximum amount of $120,000 in total over the term of this Agreement.

“Advance” or “Advances”:  Has the meaning ascribed to it in Section 2.1(a) of this Agreement.

“Advance Maturity Date”:  The date on which Advances made in respect of (or otherwise allocable to) a Life Policy are due, which is, with respect to each Life Policy, the earlier to occur of (i) a Permissible Sale of such Life Policy, (ii) the Final Maturity Date and (iii) the date of deposit of the related death benefit into (A) if and as long as the Intercreditor Agreement remains in full force and effect, the Policy Account and (B) otherwise, the Borrower Account.

“Affiliate”: Any legal entity that is affiliated with another legal entity within the meaning of Sec. 15 et seq. of the German Stock Corporation Act (AktG).

“Affiliated Entity”:  Any Affiliate of a Borrower, the General Partner or the Policy Subsidiary.

“Agreement”:  This Loan and Security Agreement together with the contents of any and all schedules and exhibits annexed hereto and all of which are made a part hereof and any amendments, modifications, extensions, renewals and/or supplements hereto.

“Aggregate Collateral Value”:  With respect to all the Life Policies on any date of determination, the aggregate sum of the Collateral Value of such Life Policies on such date.

“Applicable Law”: As to any Person with respect to any matter, any law (statutory or common), treaty, directive, rule, regulation, request or determination of an arbitrator or of any Governmental Authority, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) is subject, including, without limitation, any laws relating to assignments of contracts, life settlements, viatical settlements, insurance, consumers and consumer protection, usury, truth-in-lending, fair credit reporting, equal credit opportunity, federal and state securities or “blue sky” laws, the Federal Trade Commission Act, ERISA, the German Civil Code (BGB), the German Commercial Code (HGB), the German Banking Act (KWG), the German Limited Liability Companies Act (GmbHG), and the German Insolvency Act (InsO), and any and all directives, rules and regulations promulgated or requests made under any of the foregoing.

“Beneficial Owner”:  With respect to any Person for purposes of the German Anti-Money Laundering Act, the natural person who finally owns or controls such Person, or the natural person at the instigation of which a transaction is finally made, or a business relationship is finally established on behalf of such Person.

“Borrower” and “Borrowers”:  Each has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Account”:  That certain deposit account number 100229903 maintained by the Borrowers with the Lender over which the Lender alone shall have the power of withdrawal.

“Borrower Parties”:  The parties described in Section 5.19 of this Agreement.

“Borrowing Date”:  Each date on which an Advance is to be made as set forth in the Disbursement Schedule.

“Breach”:  Has the meaning set forth in Section 8.2 of this Agreement.

“Breakage Costs”:  With respect to a failure by the Borrowers, for any reason, to borrow the First Advance on the proposed Borrowing Date in accordance with the Disbursement Schedule (including without limitation, as a result of the Borrowers’ failure to satisfy any conditions precedent to such borrowing), the resulting loss, cost or expense actually incurred by the Lender, including, but not limited to, any loss, cost or expense incurred in liquidating or employing deposits from third parties; provided, however, that the Lender shall use commercially reasonable efforts to minimize such loss, cost or expense and shall have delivered to the Borrowers a certificate as to the amount and nature of such loss, cost or expense, which certificate shall be conclusive in the absence of manifest error and, provided, further, that in no event shall “Breakage Costs” include lost anticipated profits of the Lender.

“Business Day”:  Any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to be closed in New York, New York, Salt Lake City, Utah, Minneapolis, Minnesota or Frankfurt, Germany.

“Capital Stock”:  The outstanding voting equity securities of a corporation, the outstanding voting partnership interests of a partnership, the outstanding voting membership interests of a limited liability company, the outstanding beneficial interests in a trust or similar interests in another entity, which interests carry the power to vote or otherwise direct the management of such other entity.

“Change of Control”:  Any event, transaction or occurrence as a result of which, directly or indirectly, the power to direct or cause the direction of the management or policies of (i) a Borrower, (ii) the General Partner or (iii) the Policy Subsidiary is no longer maintained by the respective current Capital Stock holders including, without limitation, (a) current Capital Stock holders cease to own and control all of the voting rights associated with all of the Capital Stock of a Borrower, the General Partner or the Policy Subsidiary, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors, supervisory board or equivalent body of a Borrower (together with any new directors or individuals holding equivalent positions whose election by the board of directors or equivalent body of a Borrower, the General Partner or the Policy Subsidiary or whose nomination for election by the Capital Stock holders of a Borrower, the General Partner or the Policy Subsidiary was approved by a vote of at least two-thirds of the directors or individuals holding equivalent positions then still in office who either were directors or individuals holding equivalent positions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors or individuals holding equivalent positions then in office.  Notwithstanding the foregoing, a change in ownership or control of the Capital Stock of the Policy Subsidiary shall not constitute a Change of Control if such change is pursuant to the Lender’s exercise of its rights or remedies under the Transaction Documents.  For the avoidance of doubt, after such exercise, the Lender shall be entitled to transfer the Capital Stock of the Policy Subsidiary to any Person.

“Change Forms”:  In respect of any Life Policy, all documents required by the applicable Insurer to be executed by the immediately prior owner of the Life Policy or any other Person to effect change of ownership of and designation of a new owner and beneficiary under such Policy to the Securities Intermediary.

“Closing Date”:  The date of this Agreement set forth in the introductory paragraph hereof.

“Collateral”:  Collectively, the Pledged Rights and Claims and the Borrower Account and any amounts deposited therein, and if the Intercreditor Agreement is no longer in full-force and effect, the Policy Account and any amounts deposited therein, the Custody Account to which the Life Policies have been credited, and any and all proceeds therefrom.

“Collateral Agent”:  ________________, acting in its capacity as collateral agent under the Intercreditor Agreement.

“Collateral Value”:  With respect to a Life Policy, the mutually agreed upon collateral value of such Life Policy as set forth on Schedule 3, as may be amended, supplemented or modified in writing by the Borrowers and the Lender from time to time in accordance with Section 10.

“Collateral Value Event of Default”:  Any one or more of the occurrences described in Section 10.1.

“Commitment Fee”:  Has the meaning ascribed to it in the MPIC.

“Confirmation Date”: Has the meaning ascribed to it in Section 6.28 of this Agreement.

“Consumer”:  Any prior Life Policy owner, Insured, prior beneficiary of any Life Policy, any designated personal contact of an Insured, any spouse, domestic partner, significant other,

dependent, family member, friend or heir of any of the foregoing, and any natural person whose personal, financial, health or medical information is disclosed to any of the parties to this Agreement in connection with any life insurance, financing, life settlement or viatical settlement transaction or as related to any Life Policy that is considered or becomes the subject of any transaction contemplated or consummated pursuant to this Agreement.

“Custody Account”: That certain trust account maintained in the name of the Policy Subsidiary with account number 48111401, which account shall be subject to the Securities Account Control Agreement.

“Default”:  Any condition or the occurrence of any event which after the giving of notice or lapse of time or both would constitute an Event of Default.

“Default Rate”:  Has the meaning ascribed to it in Section 2.2(d) of this Agreement.

“Disbursement Schedule”:  The Schedule attached hereto as Schedule 1, initially setting forth the schedule of disbursements for five years of premium payments due for each Life Policy from the date of this Agreement, the Transaction Fees, the repayment of certain indebtedness relating to the Life Policies approved by the Lender, the MPIC Premium, the Commitment Fee, the Administration Cost and the respective Borrowing Dates, which amounts shall be denominated in U.S. Dollars, as such schedule may be amended, supplemented or modified in writing mutually signed by the Borrowers and the Lender from time to time.

 “Eligibility Criteria”: The following criteria to be satisfied by a Life Policy (regardless of whether such Life Policy is a Fractionalized Policy) in order to be categorized as an “Eligible Life Policy”, unless otherwise waived or modified by the Lender;

(a)

The Life Policy is a “permanent” life insurance policy (whole life or universal life, not a term life policy) issued by an Insurer insuring solely the life of an Insured and described on Schedule 2, together with and any and all applications, conditional receipts, riders, endorsements, supplements, amendments, certificates and all other documents and instruments that modify or otherwise affect the terms and conditions of such policy issued in connection therewith;

(b)

The Insured is a United States citizen currently residing in the United States, and has documented social security information as well as photographic identification;

(c)

The Insured shall be an individual having an actual age of 68 years old or older;

(d)

Subject only to the payment of premiums, the Life Policy shall be in full force and effect;

(e)

The Insurer shall have at least one of, but no lower than any one of (i) a claims paying ability rating of BBB- or better from S&P, or (ii) Baa3 or better by Moody’s;

(f)

The Life Policy covering the life of an individual Insured shall not have a face value of less than $200,000;

(g)

There must not be any outstanding Surrender Value Loans or other Liens outstanding in respect of the Life Policy, except for the Lien created hereby or under the Intercreditor Agreement, and any outstanding internal Surrender Value Loans for the payment of premiums on the Life Policy, if any, that will be fully reflected in the Collateral Value;

(h)

The Life Policy and the legal and beneficial interests in the death benefit shall be capable of being sold, transferred and conveyed, and, all related documents and any tracking/servicing/custodial rights shall be fully assignable and transferable;

(i)

Delivering a collateral assignment of the Life Policy shall not be prohibited by (i) the terms of the Life Policy or (ii) the applicable Insurer, or (iii) Applicable Law;

(j)

The original owner of the Life Policy shall have had an insurable interest on the date of the issuance of the Life Policy;

(k)

As of the date of the related Initial Advance, there are sufficient premiums that have been paid to the applicable Insurer prior to making such Initial Advance to keep the Life Policy in full force and effect for at least thirty (30) days following such date; and

(l)

The Life Policy is a ”Covered Policy” (as defined in the MPIC).

“Eligible Life Policy”: means, on any date of determination, a Life Policy meeting all of the Eligibility Criteria on such date.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Euro” and “€”: The lawful money of the member states of the European Union participating in the third stage of the European monetary union.

“Euro Converted Loan Amount”:  Has the meaning ascribed to it in Section 2.1(f)(ii) of this Agreement.

“Euro Converted Loan Commitment Amount”:  Has the meaning ascribed to it in Section 2.1(f)(i) of this Agreement.

“Event of Default”:  Any one or more of the occurrences described in Section 8.

“Federal Reserve Board”:  The Board of Governors of the Federal Reserve System of the United States of America.

“Final Maturity Date”:  The earlier of (i) the fourth (4th) anniversary of the First Advance, unless on such date, the Servicer is entitled to submit a Proof of Claim (as defined in the MPIC) under the MPIC with respect to the period ending on such fourth (4th) anniversary of the First Advance, then on the related Payment Date (as defined in the MPIC) and (ii) the date that is six months prior to the expiration of the Term (as defined in the MPIC).

“First Advance”:  The first Initial Advance made under this Agreement.  For the avoidance of any doubt, the first Advance made in respect of each Life Policy is referred to herein as the Initial Advance (as defined below), but only the first Initial Advance whatsoever is the First Advance.

“Fractionalized Policy”:  Has the meaning ascribed to it in the Securities Account Control Agreement.

“GAAP”:  Generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.  In the event that any “Accounting Change” (as defined below for purposes of this paragraph) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and Lender agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be, in all material respects, the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrowers and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Change” refer to a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

“General Partner”:  ___________________.

“German Borrower”:  Has the meaning set forth in the introductory paragraph to this Agreement.

“Governmental Authority”:  Any nation, union of nations (such as the European Union) or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness”:  As to any Person (the “guaranteeing person”), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, in any such case, which should be reflected as a liability in the consolidated balance sheet (or in the notes thereto assuming that the amount thereof is material) of the guaranteeing person in accordance with the German Commercial Code, GAAP or IFRS, as the case may be; provided, however, that the term “Guaranteed Indebtedness” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranteed Indebtedness of any guaranteeing person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranteed Indebtedness shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

“IFRS”:  International Financial Reporting Standards as adopted by the European Union, applied on a consistent basis.  In the event that any “Accounting Change” (as defined below for purposes of this paragraph) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Lender agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be, in all material respects, the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrowers and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Change” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the International Accounting Standards Board.

“Indebtedness”:  With respect to any Person, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person’s business, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all payment obligations of such Person with respect to interest rate or currency protection agreements, (vi) all obligations of any Person secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), and (vi) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time on or prior to the Final Maturity Date.

“Indemnified Person”: Has the meaning ascribed to it in Section 2.3(a) of this Agreement.

“Intercreditor Agreement”:  The Amended and Restated Intercreditor and Security Agreement, dated as of July 12, 2012, by and among the Borrowers, the General Partner, the Policy Subsidiary, the Lender, MPIC Provider, the Collateral Agent and the other parties named therein.

“Interest Period”:  The period commencing on the date of the making of the First Advance and ending on the last day of the related calendar quarter and (ii) thereafter, the period commencing on the first day of the immediately following calendar quarter and ending on the last day of such calendar quarter.

“Initial Advance”:  In respect of each Life Policy, the original Advance made pursuant to this Agreement in respect of such Life Policy.

“Initial LE Report”: Has the meaning ascribed to it in Section 10.1(a) of this Agreement.

“Insured”: Each natural person whose life is insured under a Life Policy.

“Insurer”: Each U.S. domiciled life insurance company that has issued a Life Policy.

 “LED Limit”:  Has the meaning ascribed to it in Section 2.1(f)(i) of this Agreement.

“Lender”:  Has the meaning set forth in the introductory paragraph of this Agreement.

“Lender’s Account”:  Has the meaning set forth in Section 2.8(a) of this Agreement.

“Liens”:  All mortgages, liens, judicial liens, encumbrances, security interests, charges, pledges, hypothecations, assignments, conditional sale or other title retention agreements, and the like, relating to any real or personal property interest, whether legal or equitable.

“Life Policy”: Each life insurance policy issued by an Insurer, and any and all applications, conditional receipts, riders, endorsements, supplements, amendments, certificates and all other documents and instruments that modify or otherwise affect the terms and conditions of such policy issued in connection therewith (or if such Life Policy is a Fractionalized Policy, the related Percentage Interest(s)), which are credited to the Custody Account (or if such Life Policy is a Fractionalized Policy, the related Percentage Interest(s) are credited to the Custody Account) in which the Policy Subsidiary has granted a security interest to the Lender pursuant to the Securities Account Control Agreement.

“Life Policy Documentation Packages”: Originals or copies (as certified by the Borrowers to be a true and accurate copy of the original thereof) of the Life Policies and originals or copies of all schedules, exhibits, amendments, supplements and riders thereto.

“List of Closing Documents”:  A list of agreements, documents, and instruments related to the First Advance under this Agreement which has been agreed upon by the Borrowers and the Lender in the form attached hereto as Exhibit A.

“Loan”:  In aggregate, all the Advances made pursuant to this Agreement.

“Loan Commitment”:  The aggregate amount of all premium payments for the Life Policies, the Transaction Fees, the repayment of certain indebtedness relating to the Life Policies approved by the Lender, the MPIC Premium, the Commitment Fee and the Administration Cost, each as set forth on the Disbursement Schedule and denominated in U.S. dollars.

“LTV Limit”:  As of any date of determination, the product of (a) initially, seventy-five percent (75%), subject to increase in accordance with Section 2.1(e) hereof,  and (b) (i) the sum of the Aggregate Collateral Value of all the Life Policies on such date and (ii) any cash pledged to the Lender on such date pursuant to Section 2.1(f)(ii) or Section 10.3.

“LTV Limit Trigger Event”:  An event where the outstanding principal balance of the Loan plus accrued and unpaid interest thereon, exceeds the LTV Limit.

“Luxembourg Borrower”:  Has the meaning set forth in the introductory paragraph to this Agreement.

“MAPS Value”:  With respect to any Life Policy, the value as determined by Model Actuarial Pricing Systems (formerly known as Milliman Pricing Software) as utilized by the Lender to determine the Collateral Values initially set forth on Schedule 3.

“Material Adverse Effect”:  A material adverse effect on (a) the business, assets, operations or financial or other condition of a Borrower, the Policy Subsidiary or the General Partner, (b) a Borrower’s ability to pay any of the Obligations in accordance with the terms of this Agreement or any of the other Transaction Documents, (c) the Collateral, the Subject Collateral or the Capital Stock of a Borrower or the Liens of the Lender on the Collateral, the Liens of the Collateral Agent on the Subject Collateral or the priority of any such Liens, or (d) the Lender’s rights and remedies under this Agreement or any of the other Transaction Documents.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“MPIC”:  Collectively, that certain mortality protection insurance policy, policy number ____________________ issued by MPIC Provider to the General Partner under which the Policy Subsidiary is an additional named insured and all certificates delivered in connection therewith and any exhibits, schedules endorsements and other documents thereto or incorporated therein by reference.

“MPIC Premium” has the meaning ascribed to it in the MPIC.

“MPIC Provider”:  ____________________________.

“Net Income”:  As determined under the German Commercial Code, GAAP or IFRS, as applicable.

“Obligations”: All loans, advances, Indebtedness, notes, liabilities, overdrafts, and other amounts owed by the Borrowers, liquidated or unliquidated, each of every kind, nature and description, whether arising under this Agreement or otherwise, including, without limitation, principal and interest, and whether secured or unsecured, direct or indirect, absolute or contingent, due or to become due, now existing, presently intended or contemplated, or hereafter contracted, including, without limitation the repayment of any amounts that the Lender may advance or spend for the maintenance or preservation of the collateral and any other expenditures the Lender may make under the provisions of this Agreement or for the benefit of any Borrower, and any of the foregoing that arises after the filing of a petition by or against any Borrower under the German Insolvency Act (InsO), even if the obligations do not occur because of Sections 81, 89, 91 German Insolvency Act (InsO) or otherwise.

“OFAC”:  Has the meaning ascribed to it in Section 6.3(c) of this Agreement.

“Origination Fee”:  Has the meaning ascribed to it in Section 2.4(a) of this Agreement.

“Partnership Interest Pledge Agreement”:  The Partnership Interest Pledge Agreement, dated as of July 12, 2012, executed by the Luxembourg Borrower and the General Partner and delivered to the Lender, pursuant to which each of the Luxembourg Borrower and the General Partner pledges and assigns all of their respective right, title and interest in and to all of the Capital Stock of the Policy Subsidiary to the Lender, as amended, modified, or supplemented from time to time.

“Percentage Interest”:  Has the meaning ascribed to it in the Securities Account Control Agreement.

“Permissible Sale”:  With respect to any Life Policy, the sale of such Life Policy which MPIC Provider has in advance consented to, in its sole discretion, where the sale price for such Life Policy is at least equal to the greater of (i) the Collateral Value of such Life Policy, (ii) the portion of the then-current outstanding principal balance of the Loan for which Advances were used to pay premiums (or the reimbursement of premiums already paid) in respect of such Life Policy and, with respect to the portion of such Advances relating to the Transaction Fees, the Pro-Rata Share thereof allocable to such Life Policy in each case including all accrued and unpaid interest thereon, all as determined by the Lender, which determination shall be conclusively presumed to be correct in all respects, absent manifest error, and (iii) the MAPS Value of such Life Policy, applying an annual discount rate of 21% and based on a life expectancy report from 21st  Services, LLC, dated within the three month period immediately preceding such sale.

“Permitted Liens”:  The Liens described in Section 7.1 of this Agreement.

“Person”:  An individual, corporation, company, partnership, association, joint-stock company, statutory or common law trust, unincorporated organization, joint venture, Governmental Authority, limited liability company, limited liability partnership or other entity.

“Pledged Rights and Claims” means any and all of the Borrowers’ present and future rights and claims (including, without limitation, any amount due to any of the Borrowers) of any kind and nature (including, without limitation, surrogates for such rights and claims, claims for specific performance and claims for damages or other indemnification and unilateral rights (Gestaltungsrechte)) which the Borrowers now have and/or will in the future acquire or otherwise be entitled to pursuant to or in connection with any account bank agreement entered into with the Lender (as from time to time amended, supplemented, novated or replaced).

“Policy Account”:  That certain trust account maintained in the name of the Policy Subsidiary at ________________________, which account shall be subject to the Securities Account Control Agreement, pursuant to which, among other things, the Servicer shall maintain signatory control over the funds therein.

“Policy Subsidiary”:  ___________________________.

“Prepayment Penalty Amount” means the amount (if any) by which (a) the interest which the Lender should have received for the period from the date of receipt of the prepayment amount to the Final Maturity Date in respect of such prepayment amount, had such prepayment amount received been paid on the Final Maturity Date exceeds (b) the amount of interest the Lender would have received if it deposited such prepaid amount with a leading bank in the London interbank market for a period starting on the Business Day following receipt of such prepaid amount and ending on the Final Maturity Date.

“Pro-Rata Share”:  With respect to any Life Policy, the portion of any Advance used to pay Transaction Fees and MPIC Premium allocable to such Life Policy, calculated as follows:

(a)  with respect to any Transaction Fees calculated by reference to the face amount of a Life Policy or with respect to the MPIC Premium, the pro-rata share allocable to such Life Policy shall be determined based on the face amount of such Life Policy and the aggregate face amount of all Life Policies; and

(b)  with respect to all other Transaction Fees, the pro-rata share allocable to such Life Policy shall be determined based on the Collateral Value (as of the date of determination) of such Life Policy, and the aggregate Collateral Value (as of the date of determination) of all of the Life Policies.

“Protected Information” means any personal, private or non-public information pertaining to any Life Policy or Consumer, including medical, financial and personal information, any Consumer’s name, street or mailing address, email address, telephone or other contact information, employer, social security or tax identification number, date of birth, driver’s license number, photograph or likeness, documentation of identity or residency, any medical or health related information, life expectancy report, life insurance application, life settlement application, loan application, financing agreement, or other financial information pertaining to any Consumer.  Also included within the definition of “Protected Information” is information pertaining to any life insurance policy or transaction, or life settlement or viatical settlement transaction, if disclosed in a manner that identifies a Consumer by name, street or mailing address, email address, telephone or other contact information, employer, social security or tax identification number, date of birth, driver’s license number, or photograph, except to the extent permitted hereunder or as otherwise allowed or required by Applicable Law, or as authorized by the written consent of the Consumer to whom the Protected Information pertains.

“Protective Advance”: Has the meaning ascribed to it in Section 2.1(a) of this Agreement.

 “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Securities Account Control Agreement”:  The Securities Account Control and Custodian Agreement, dated as of ______________, by and among the Borrowers, the Policy Subsidiary, the Servicer, the Securities Intermediary and the other parties named therein.

“Securities Intermediary”:  ________________________.

“Servicer”:  _____________________________.

“Servicer Blocked Account”:  That certain account number _______________ maintained by the Servicer with _______________.

“Servicer Master Account”:  That certain account number ______________ maintained by the Servicer with ______________.

“Servicing Agreement”: The Servicing Agreement, dated as of ___________, among the Borrowers, the Policy Subsidiary, the General Partner and the Servicer, pursuant to which the Servicer has agreed to perform certain services in respect of each Life Policy.  Such services shall include, without limitation, calculating and tracking premium payments due under each Life Policy.

“Servicing Fee”: Has the meaning ascribed to it in Section 2.4(b) of this Agreement.

“Solvent”:  With respect to any Person on a particular date, that on such date, both (i) (a) the sum of such Person’s liabilities (including contingent liabilities) does not exceed the fair saleable value of such Person’ assets, (b) such Person does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities become due (whether at maturity or otherwise, in each case calculated in accordance with the German Commercial Code, GAAP or IFRS, as applicable) and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital, and (ii) such Person is “solvent” within the meaning given to such term and similar terms under applicable bankruptcy laws and Applicable Laws relating to fraudulent transfers and conveyances (with respect to the Luxembourg Borrower, taking into account its ownership interest in the Policy Subsidiary and with respect to the German Borrower, taking into account its ownership interest in the Luxembourg Borrower).  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stockholder”: With respect to any Person, each holder of Capital Stock of such Person.

“Structuring Costs”: Has the meaning ascribed to it in Section 2.4(c) of this Agreement.

“Subject Collateral”:  Has the meaning ascribed to it in the Intercreditor Agreement.

“Subsidiary”:  With respect to any Person at any time, (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (b) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Surrender Value Loan”:  Any loan made by an Insurer to a prior owner of a Life Policy secured by, and in an amount not greater than, the cash surrender value of a Life Policy.

“Termination Date”:  The earlier of (a) the Final Maturity Date or (b) the date on which the Lender’s obligation to make Advances under the Loan shall have terminated.

“Transaction Documents”:  Collectively and individually, this Agreement, the Servicing Agreement, the Securities Account Control Agreement, the Partnership Interest Pledge Agreement, the Intercreditor Agreement, the MPIC, any blocked account agreements and all other documents, instruments and agreements related hereto or thereto.

“Transaction Fees”: Has the meaning ascribed to it in Section 2.4(e) of this Agreement.

“Uniform Commercial Code”: The Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware.

1.2

Rules of Construction.  Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires:

(a)

Defined terms include, as appropriate, all genders and the plural as well as the singular.

(b)

References to any designated article, Section or other subdivision of this Agreement refer to the designated article, Section or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, Section or other subdivision.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, Section or other subdivision of this Agreement.

(c)

Any term that relates to a document, statute, rule or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule or regulation came into being, including changes that occur after the date of this Agreement.

(d)

The term “including” and all its variations mean “including but not limited to.”  Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)

Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given thereto in accordance with the German Commercial Code, GAAP or IFRS, as the context requires.

(f)

In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”  Likewise, in setting deadlines or other periods, “by” means “on or before,” and “after” means “from and after.”

SECTION 2
AMOUNTS AND TERMS OF THE LOAN

2.1

Terms of Loan.  Subject to the terms and conditions of this Agreement, and to each Borrower’s observance and performance of, and compliance with, all terms, conditions, warranties, representations and covenants of this Agreement, and the timely payment of the Obligations of the Borrowers to the Lender under this Agreement:

(a)

Credit Facility.  Subject to the terms and conditions hereof, the Lender agrees to make credit advances (each, an “Advance” and collectively, the “Advances”) to the Borrowers no more frequently than once per month for the purposes set forth in Section 2.9.  Notwithstanding the foregoing, with respect to each Life Policy, the Lender may make one additional Advance in the same month as the date of the related Initial Advance in the event the provisions set forth in the first sentence of Section 6.28 are satisfied by the Borrowers, as determined by the Lender in its reasonable discretion.  With respect to each Life Policy, the Lender shall make additional Advances to the Borrowers on such Life Policy in accordance with this Agreement and as provided in the Disbursement Schedule (without any additional action on the part of the Borrowers) until the earlier of (i) the Termination Date and (ii) the Advance Maturity Date for such Life Policy.  On and after the Termination Date, the Lender shall cease to make any Advances to the Borrowers.  The Borrowers shall not be entitled to reborrow any Advances repaid hereunder.  The Lender shall be entitled to make Advances on behalf of the Borrowers (i) as the Lender determines in its sole and absolute discretion are necessary or appropriate in order to make premium payments to ensure that each Policy remains in full force (each such Advance, a “Protective Advance”), (ii) in order to reimburse the Lender for any and all costs and expenses incurred by the Lender in connection with (A) indemnifying, protecting, saving and holding the Securities Intermediary, its officers, directors, shareholders and employees harmless pursuant to Section 5.2(e) of the Securities Account Control Agreement or (B) reimbursing the Securities Intermediary for costs and expenses incurred by the Securities Intermediary for petitioning a court of competent jurisdiction to appoint a successor Securities Intermediary pursuant to Section 5.2(f) or Section 5.2(g) of the Securities Account Control Agreement and (iii) such other Advances as provided in this Agreement, and all such Advances shall be added to the Obligations of the Borrowers hereunder.  Any modification to the Disbursement Schedule to add Life Policies thereto shall require the consent of the Lender and shall be deemed to be a request by the Borrowers that the Lender make the related Advances and the Borrowers shall be deemed to represent and warrant to the Lender, as of the related Borrowing Date, that all conditions precedent set forth in Section 4.2 to the making of each such related Advance have been met, and the Lender will make such Advances subject to the terms and conditions of this Agreement.  If the First Advance is made by the Lender on the Closing

Date or within two weeks thereafter, the Borrowers hereby authorize the Lender to include in such First Advance an amount equal to the premium payments on the related Life Policies that the Borrowers or an Affiliate thereof have paid on or after the Closing Date and before the date such First Advance is made, as reasonably determined by the Lender.  Such additional amount shall be added to the Obligations of the Borrower hereunder.  The aggregate amount of Advances made pursuant to this Agreement shall not exceed the Loan Commitment.  Notwithstanding anything herein to the contrary, the Luxembourg Borrower shall not be liable for the repayment of any portion of the Loan that represent Advances or portions thereof made to pay Administration Cost or any accrued interest thereon.

(b)

Reliance on Notices.  The Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any written notice delivered by the Borrowers in connection with the making of any Advance purporting to be executed by an officer of the Borrowers and believed by the Lender to be genuine.  The Lender may assume that each Person executing and delivering any notice in accordance herewith who purports to be a person on the list of authorized signatories provided from time to time by the Borrowers to the Lender was duly authorized, unless the responsible individual acting thereon for the Lender has actual knowledge to the contrary.

(c)

Policy Account, Custody Account and Borrower Account.

(i)

 The Borrowers shall cause the Policy Subsidiary to establish each of the Policy Account and the Custody Account pursuant to the Securities Account Control Agreement and to maintain the Policy Account and the Custody Account pursuant to the terms thereof and the terms of the Securities Account Control Agreement.  The Securities Intermediary shall deposit all cash proceeds of the Life Policies into the Policy Account.  The Securities Intermediary shall credit all Life Policies to the Custody Account.  So long as any principal of or interest on the Loan (whether or not due) shall remain unpaid or the Lender shall have any commitment to make Advances, the Borrowers shall continue to maintain the Borrower Account with the Lender and the Borrowers shall cause the Policy Subsidiary to maintain the Policy Account with __________________.  The Borrowers hereby grant to the Lender a continuing first priority security interest in (i) the Borrower Account and all funds held in such account, (ii) all certificates and instruments, if any, from time to time evidencing such account, (iii) all notes, checks and other instruments from time to time deposited in such account, (iv) all interest, if any, from time to time received in respect of such account and (v) all other property of the Borrowers from time to time in possession, under the control of or in transit to the Lender.  The Borrowers shall cause the Policy Subsidiary to grant to the Collateral Agent for the benefit of the Lender pursuant to the Intercreditor Agreement, a continuing first priority security interest in (i) the Policy Account and the Custody Account and all funds held in such accounts, (ii) all certificates and instruments, if any, from time to time evidencing such accounts, (iii) all notes, checks and other instruments from time to time deposited in such accounts, (iv) all interest, if any, from time to time received in respect of such accounts and (v) all other property of the Policy Subsidiary from time to time in possession, under the control of or in transit to the Lender.  The Borrowers shall cause the Policy Subsidiary to transfer, pursuant to the Securities Account Control Agreement, to the Collateral Agent or at the direction of the Collateral Agent with respect to the Policy Account, to the Servicer, the exclusive dominion and control of the Policy Account and the Custody Account, subject to the terms of the Intercreditor Agreement, and, for so long as any principal of or interest on the Loan (whether or not due) shall remain unpaid or the Lender shall have any commitment to make Advances, neither the Borrowers nor the Policy Subsidiary shall have any right of withdrawal from such accounts unless the outstanding principal amount of the Loan plus accrued and unpaid interest is zero.  Promptly after the Closing Date, and from time to time thereafter as any additional Insurers shall have become obligated to the Policy Subsidiary with respect to the death benefits under the related Life Policies, the Borrowers shall cause the Securities Intermediary, at the Policy Subsidiary’s sole expense, to send a notice to each Insurer, with a copy to MPIC Provider, stating that all payments from such Insurer to a Borrower shall be forwarded directly for deposit into the Policy Account.  The Borrowers shall, or pursuant to the Securities Account Control Agreement, shall cause the Policy Subsidiary or the Securities Intermediary, to provide to the Lender, upon the Lender’s request, a copy of each such notice that is sent to any Insurer.

(ii)

The First Advance shall be deposited by the Lender into the Servicer Blocked Account.  Proceeds of the First Advance which relate to the payment of the initial MPIC Premium shall then be deposited into the Insurer’s Account (as defined in the MPIC).  Proceeds of the First Advance which relate to the payment of premiums on the Life Policies shall then be deposited into the Servicer Master Account and proceeds of subsequent Advances which relate to the payment of premiums on the Life Policies shall be directly deposited by the Lender into the Servicer Master Account and in each case, shall be disbursed by the Servicer to the applicable Insurer in accordance with the Disbursement Schedule pursuant to the Servicing Agreement.  Proceeds of subsequent Advances which relate to the payment of the MPIC Premium (other than the initial MPIC Premium) and the Commitment Fee shall be deposited by the Lender into the Insurer’s Account.  Proceeds of subsequent Advances which relate to the payment of Administration Cost shall be deposited by the Lender into an account previously designated in writing by the German Borrower.  Proceeds of subsequent Advances which relate to the payment of Servicing Fees shall be deposited by the Lender into an account previously designated in writing by the Servicer.  All other proceeds of subsequent Advances shall be deposited by the Lender into accounts it deems appropriate, which may be accounts other than the Servicer Blocked Account, the Servicer Master Account or the Insurer’s Account.  Except as otherwise expressly provided to the contrary in this Agreement and any other Transaction Documents, each Borrower shall take all such actions as the Lender in good faith deems necessary or appropriate to ensure that at all times on and after the Closing Date all proceeds of all the Life Policies are forwarded by the applicable Insurer directly to the Policy Account (or if such Life Policies are Fractionalized Policies, the Policy Subsidiary’s Percentage Interests in such Proceeds).  If, notwithstanding the notices and actions provided for in the preceding sentences of this Section 2.1(c), the Policy Subsidiary shall receive or any financial institution with which the Policy Subsidiary has a deposit account shall receive for the account of the Policy Subsidiary, any proceeds of the Life Policies, the Policy Subsidiary shall, or shall cause such financial institution to, transmit in the form received, before the close of business on the next succeeding Business Day, all such proceeds (properly endorsed, where required, so that all items delivered shall be collected by the Lender) for credit to the Policy Account.  Each Borrower shall not, nor shall it cause any such financial institution to, commingle any such proceeds so received with such Borrower’s other property, and shall hold separate and apart from all other property, all such proceeds in trust for the benefit of the Lender until delivery thereof is made to the Lender.  Unless the Intercreditor Agreement remains in full force and effect, the Borrowers shall cause the Policy Subsidiary to cause any amounts deposited into the Policy

Account in respect of proceeds from any Life Policy to be deposited, within one Business Day (or if funds are received by check, within two Business Days), into the Borrower Account.  If and as long as the Intercreditor Agreement is in full-force and effect, any amounts deposited into the Policy Account in respect of proceeds from any Life Policy shall be distributed by the Collateral Agent in accordance with the Intercreditor Agreement.  Each Borrower hereby agrees not to deposit any monies into the Borrower Account or the Policy Account, or otherwise permit any moneys to be deposited into such accounts or commingled with other funds in such accounts, except Advances in respect of premiums on the Life Policies, Transaction Fees, MPIC Premium, Commitment Fees, Administration Cost and refunded premium payments or death benefits in respect of the Life Policies and any amounts payable to the General Partner under the MPIC.  Payments received after 2:00 p.m. Frankfurt time on any Business Day other than the last Business Day of a calendar month, payments received after 1:00 p.m. Frankfurt time on the last Business Day of a calendar month, and payments received on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

(d)

Statement of Account.  The Lender may render and send to the Borrowers a statement of account showing amounts loaned, all other charges, expenses and items chargeable to each Borrower pursuant to this Agreement, payments made by the Borrowers against the Obligations arising pursuant to the Loan, proceeds collected and applied to said Obligations, other appropriate debits and credits and the total of the Obligations of each Borrower to the Lender as of the date of the statement for Advances made pursuant to the Loan, and the statement of account shall be conclusively presumed to be correct in all respects, absent manifest error and except for specific objections which the Borrowers shall make in writing within thirty (30) days from the date upon which the statement of account is sent.

(e)

Protective Advances.  Notwithstanding anything herein to the contrary, if an LTV Limit Trigger Event would occur solely due to the Lender making any potential Protective Advance, then clause (a) of the definition of LTV Limit shall be increased to eighty percent (80%).

(f)

LED Limit.  (1) At any time that the Loan Commitment plus accrued interest thereon as calculated through the Final Maturity Date, when calculated as an amount in Euros as converted from U.S. dollars at the then applicable foreign exchange conversion rate (the “Euro Converted Loan Commitment Amount”), results in the Euro Converted Loan Commitment Amount exceeding the applicable regulatory large exposure limits applicable to the Loan and to Lender, as denominated in Euros (the “LED Limit”), then until such time as the Euro Converted Loan Commitment Amount does not exceed the applicable LED Limit, the following shall apply: Lender shall not be obligated to provide any further amounts under the Loan, including Advances, whether for the payment of premiums on the Life Policies or otherwise; and each Borrower shall be obligated to make or cause to be made on its or its Affiliates’ behalf, any and all necessary payments to keep the the Life Policies in force and to maintain the Collateral and Loan in good standing, including, without limitation, payments for premiums on the Life Policies.

(ii)

  If at any time the outstanding principal balance of the Loan plus accrued and unpaid interest thereon, when calculated as an amount in Euros as converted from U.S. dollars at the then applicable foreign exchange conversion rate (the “Euro Converted Loan

Amount”) exceeds the LED Limit, the Borrowers hereby agree to: (A) repay the Loan in an amount such that the LED Limit exceeds the Euro Converted Loan Amount as of the time of such payment or (B) pledge cash to the Lender as part of the Collateral such that the LED Limit exceeds the Euro Converted Loan Amount as of the time of such pledge minus the amount of such pledged cash, as calculated in Euros as converted from U.S. dollars at the then applicable foreign exchange conversion rate.  The obligation of the Luxembourg Borrower to repay the Loan or pledge additional cash to the Lender pursuant to this Section 2.1(f)(ii) shall exclude the outstanding principal balance of the Loan related to Advances or portions thereof which were used pay Administration Cost, together with accrued and unpaid interest thereon.

2.2

Interest and Advance Maturity Date.

(a)

Except as provided in Section 2.2(d), the Loan shall accrue interest at the following annual rate: 7.10%.  The Borrowers shall jointly and severally pay to the Lender on the Termination Date all accrued but unpaid interest due under the Loan; provided that the Luxembourg Borrower shall not be liable for the payment of interest accrued on the Loan that is related to the payment of Administration Cost.  Interest shall be compounded on the last day of each Interest Period. The interest rate applicable to each Initial Advance shall be the interest rate applicable to all then outstanding Advances at the time such Initial Advance is made, and thereafter shall be determined in accordance with this Section 2.2(a).

(b)

If any payment on the Loan becomes due and payable on a day other than a Business Day, such payment will be extended to the next succeeding Business Day and, with respect to payments of principal of the Loan, interest thereon shall be payable at the then applicable interest rate during such extension.

(c)

All computations of fees shall be calculated on a per annum basis and interest shall be calculated on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable.  Each determination by the Lender of an interest rate and fees hereunder shall be final, binding and conclusive on the Borrowers, absent manifest error.

(d)

So long as a Default or Event of Default has occurred and is continuing and at the election of the Lender confirmed by written notice from the Lender to the Borrowers, the interest rate applicable to the Loan shall be increased five  percentage points (5.00%) per annum (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate.  Interest at the Default Rate shall accrue from the date that the Lender delivers to the Borrowers (with a copy to MPIC Provider) a written notice of such Default or Event of Default until the date that such Default or Event of Default is cured or waived.  Interest at the Default Rate shall be payable upon demand.

(e)

With respect to each Life Policy, all Advances made in respect of such Life Policy, including, with respect to the portion of such Advances relating to the Transaction Fees and MPIC Premium, the Pro-Rata Share thereof allocable to the Life Policy, in each case including all accrued and unpaid interest on such Advances, shall be immediately due and payable on the Advance Maturity Date for such Life Policy.

2.3

Indemnity.

(a)

The Borrowers shall jointly and severally indemnify and hold harmless the Lender and its Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and actual expenses incurred (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person including, without limitation, as the result of credit having been extended, suspended or terminated under this Agreement and the other Transaction Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith and any and all reasonable legal costs and actual expenses arising out of or incurred in connection with disputes between or among any parties to any of the Transaction Documents (other than any disputes between the Lender and the Borrowers arising under this Agreement, which disputes and expenses relating thereto shall be addressed as provided in Section 13.7(b)) (collectively, the “Indemnified Liabilities”); provided, that no Borrower shall be liable for any indemnification to an Indemnified Person (i) to the extent that any such Indemnified Liability results from that Indemnified Person’s gross negligence, bad faith or willful misconduct, (ii) any tax upon or measured by Net Income on any Indemnified Person, (iii) costs incurred by an Indemnified Person in any action brought by an Indemnified Person under this Agreement against the Borrowers or any Affiliate of the Borrowers in which such Indemnified Person is not successful in the adjudication, arbitration, mediation or other determination of the merits of any such action, including on appeal of any such action and (iv) except as specifically set forth in this Agreement, recourse for credit losses with respect to the Life Policies, specifically including any costs to the extent such costs result from a default by an Insurer with respect to the payment or performance of any Life Policy (including the insolvency of any Insurer or a general inability to pay).

2.4

Fees.

(a)

Origination Fee.  With respect to (i) each Life Policy which is listed on the Disbursement Schedule on the date the First Advance is disbursed, on the Borrowing Date of the First Advance and (ii) each Life Policy which is added to the Disbursement Schedule after the date the First Advance is disbursed, on the immediately succeeding Borrowing Date, the Borrowers shall pay (which obligation shall be joint and several) to the Lender an origination fee (the “Origination Fee”) in an amount equal to the product of (A) the face amount of such Life Policy and (B) 0.25%.  With respect to each Life Policy, the Origination Fee shall be fully earned when paid and non-refundable and shall be payable only upon the making of the applicable Advance and from the proceeds of such Advance.

(b)

Servicing Fee.  With respect to the Initial Advance for each Life Policy, on the related Borrowing Date and on the first Business Day of each 90-day period therafter, the Borrowers shall, pursuant to the Servicing Agreement, pay (which obligation shall be joint and several) to the Servicer a servicing fee (the “Servicing Fee”) in an amount equal to the sum of (A) the product of (i) 0.25 (ii) the aggregate face amount of each such Life Policy and (iii) fifteen basis points (.15%) and (B) any other amounts due and payable by the Luxembourg Borrower, the Policy Subsidiary or the General Partner to the Servicer in accordance with the Servicing Agreement, which other amounts will be provided in writing by the Servicer to the Lender and the Borrowers prior to the Lender making of any Advances to pay such other amounts.  The foregoing shall be deemed as a real contract to the benefit of a third party (echter Vertrag zugunstenDritter) within the meaning of Section 328 paragraph 1 German Civil Code in favor of the Servicer.

(c)

Structuring Costs.  The Borrowers shall reimburse the Lender and the Servicer for any and all attorneys’ fees and structuring costs actually incurred by the Lender and the Servicer in connection with this Agreement and the transactions contemplated hereby (the “Structuring Costs”).

(d)

Reserved.

(e)

Payment of Fees.  So long as any principal of or interest on the Loan (whether or not due) shall remain unpaid or the Lender shall have any commitment to the Borrowers hereunder and to the extent not paid otherwise, the fees and other expenses set forth in this Section 2.4 and fees payable to _________________ as Collateral Agent and as Securities Intermediary pursuant to the Transaction Documents, in each case, as identified on the Disbursement Schedule (collectively, the “Transaction Fees”) shall be payable by the Borrowers from Advances made pursuant to Section 2.1 and the Borrowers hereby request that the Lender make any such Advance the Lender determines is required in its reasonable and good faith discretion.

2.5

Repayment of the Advances.  On each Business Day in which amounts are on deposit in the Borrower Account, the Lender (on behalf of the Borrower) shall apply all such amounts to the Obligations in the following order of priority:

(i)

first, (1) if such amounts represent proceeds in respect of a Life Policy, and on such date, the LTV Limit is less than fifty percent (50%), all such amounts to an account designated in writing by the Borrowers, otherwise, to the Lender, in an amount equal to the Collateral Value of such Life Policy, to the payment of accrued and unpaid interest and then to the payment of the outstanding principal balance of the Loan and (2) if such amounts represent other funds, including, without limitation, payments made by MPIC Provider under the MPIC, only to the payment of accrued and unpaid interest in respect of the Loan;

(ii)

second, to the Servicer, to the payment of earned and unpaid Servicing Fees;

(iii)

third, if such amounts represent proceeds in respect of a Life Policy, to the Lender, to the payment of accrued and unpaid interest in respect of the Loan to the extent not paid pursuant to clause (i) above;

(iv)

fourth, to the Lender, to the payment of the outstanding principal balance of the Loan; and

(v)

fifth, to an account previously designated in writing by the Borrowers, any remaining amounts.

2.6

Certain Prepayments.  The Borrowers may at any time upon written notice to the Lender (with a copy to MPIC Provider), and subject to the priority of payments set forth in Section 2.5, prepay all or any portion of outstanding principal balance of and accrued but unpaid interest on the Loan by deposit into the Borrower Account of the amount of such prepayment and the related Prepayment Penalty Amount, which notice shall be given at least five (5) Business Days prior to the proposed date of such prepayment.  The Borrowers shall not be entitled to reborrow any amount of the Loan that has been prepaid.

2.7

Breakage Costs; Increased Costs; Capital Adequacy; Illegality.

(a)

Breakage Costs.  If the First Advance is not made on the proposed Borrowing Date specified in the Disbursement Schedule for any reason other than default by the Lender, the Borrowers hereby agree, jointly and severally, to indemnify the Lender for any Breakage Cost actually incurred by it resulting therefrom.

(b)

Increased Costs.  If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by the Lender or any of its Affiliates (each of which, an “Affected Party”) with any guideline or request from any central bank or Governmental Authority (whether or not having the force of law), (A) shall subject an Affected Party to any tax (except for taxes (including franchise taxes) on the overall Net Income of such Affected Party), duty or other charge with respect to the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, the obligation to make Advances hereunder, or on any payment made by the Borrowers to the Lender hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the European Central Bank, Deutsche Bundesbank, Bundesverband Deutscher Banken and/or Einlagensicherungsfond des Bundesverbands Deutscher Banken), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party or (C) shall impose any other condition adversely affecting the Collateral, the Subject Collateral, the Capital Stock of the Policy Subsidiary or the rights of the Lender hereunder, the result of which, in the good faith determination of such Affected Party is to increase the cost to any Affected Party under this Agreement or, in the good faith determination of such Affected Party, the result of which is to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, and, provided that any such cost or reduction is not caused by any Affected Party’s failure to comply with any Applicable Law in effect as of the Closing Date, then upon the demand by such Affected Party, which demand shall be accompanied by a written statement setting forth the basis of such demand in reasonable detail, the Borrowers shall, on a joint and several basis, pay directly to such Affected Party such additional amount or amounts as will, in the reasonable determination of such Affected Party, compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, the Subject Collateral, the Capital Stock of the Policy Subsidiary any obligation to make Advances hereunder, any of the rights of the Lender hereunder, or any payment made hereunder.

(c)

Capital Adequacy.  If either (i) the introduction of or any change after the date hereof in or in the interpretation of any Applicable Law or (ii) compliance by any Affected

Party with any law, guideline, rule, regulation, directive or request from any central bank or other Applicable Law (in each case, whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or, in the good faith determination of such Affected Party, would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the customary policies of such Affected Party with respect to capital adequacy) by an amount deemed, in the good faith determination of such Affected Party, to be material, and, provided that any such reduction is not caused by any Affected Party’s failure to comply with Applicable Law in effect as of the Closing Date, then from time to time, upon the demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand, including calculations thereof in reasonable detail), the Borrowers shall, on a joint and several basis, pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(d)

All amounts payable under Section 2.7(b) or 2.7(c) shall bear interest from the date that is five (5) Business Days after the date of written demand by the Lender until payment in full to the Lender at the applicable interest rate in effect as provided in Section 2.2(a).  A certificate of the Lender claiming compensation under Section 2.7(b) or 2.7(c) shall be submitted by the Lender to the Borrowers, setting forth the amount due and the Lender’s reasons for invoking the provisions of Section 2.7(b) or 2.7(c), and shall be final and conclusive (absent manifest error).

2.8

Payments and Computations.

(a)

The Borrowers shall make each payment and prepayment hereunder in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrowers, or the German Borrower, in the case of Obligations related to Administration Cost, to the Lender under this Agreement not later than 11:00 A.M. (Frankfurt time) on the day when due in U.S. dollars to the Lender at its address referred to in Schedule 2.1 or to the account designated in writing to the Borrowers by the Lender from time to time (such account, the “Lender’s Account”) in immediately available, same-day funds.  The Borrowers hereby authorize the Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against the Lender’s Account any and all amounts so due.  The Borrowers agree to the extent there are insufficient funds in the Lender’s Account to make any payment when due, the Borrowers shall immediately pay to the Lender all fees due that remain unpaid.  Payments on Obligations may also be made by (i) application of funds in the Borrower Account as provided in Section 2.5 or (ii) by the making of additional Advances as provided in Section 2.4(e).

(b)

All payments to be made in respect of the Transaction Fees, if any, due to the Lender from the Borrowers hereunder shall be made to the Lender’s Account prior to 11:00 A.M. (Frankfurt time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  The Borrowers hereby authorize and direct the Lender to charge the Lender’s Account for all such Transaction Fees due from the Borrowers hereunder when due.  The Borrowers agree that, to the extent there are insufficient funds in the Lender’s Account to make any payment when due, the Borrowers shall immediately pay to the Lender all such Transaction Fees due that remain unpaid.

2.9

Permitted Purposes.  The Borrowers hereby agree that they shall not use the proceeds of any Advance made hereunder except for the payment of Transaction Fees, the repayment of certain indebtedness relating to the Life Policies approved by the Lender, the payment of servicing fees, to pay premiums due and payable on the Life Policies, the payment of MPIC Premium and the Commitment Fee, the payment of Administration Cost, or for reimbursement of premiums previously paid on the Life Policies, in each case in accordance with the terms set forth in the Disbursement Schedule, and to pay other amounts set forth on the Disbursement Schedule and approved by the Lender in writing, in its sole and absolute discretion.

SECTION 3
SECURITY INTEREST

3.1

(a)

Each Borrower hereby pledges (verpfändet) and shall cause the Policy Subsidiary to pledge (verpfändet) as security all their respective present and future claims which they have with respect to the Collateral which is governed by German law and the Pledged Rights and Claims to the Lender (the “Pledge”) and the Lender hereby accepts the Pledge. The Borrowers hereby notify the Lender of the pledge created over the Collateral (to the extent the Collateral arises out of the account relationship between the Lender and the Borrowers) and, by signing this Agreement, the Lender acknowledges receipt of such notification.

(b)

The Pledge constitutes a continuing security in order to secure the prompt, full and final discharge of the Obligations owed by the Borrowers to the Lender. Notwithstanding the rights in respect of the Collateral and the Pledged Rights and Claims granted hereunder, prior to the Pledge (or any part thereof) becoming enforceable in accordance with this Section 3.1, the Borrowers shall be entitled to exercise all rights and powers in respect of the Collateral and the Pledged Rights and Claims in accordance with this Agreement and the other Transaction Documents.

(c)

Following the occurrence of an Event of Default which is continuing and has not been remedied or waived and the Obligations becoming due in whole or in part and provided that the requirements set forth in Sections 1273, 1204 et seq. of the German Civil Code (BGB) are satisfied with regard to the enforcement of the Pledge (Pfandreife), the Lender may enforce the Pledge (or any part thereof) in any way permitted under the laws of the Federal Republic of Germany, including, without limitation, the right to collect any claims or credit balances (Einziehung) under the Pledge pursuant to Sections 1282 para. 1, 1288 para. 2 German Civil Code (BGB), in all cases, notwithstanding Section 1277 of the German Civil Code (BGB), without the requirement of any prior enforceable title judgment or other instrument (vollstreckbarer Titel). The Lender shall notify the Borrowers and MPIC Provider of the Lender’s intention to enforce the Pledge or any part thereof by giving the Borrowers and MPIC Provider not less than seven (7) days prior notice (Androhung). Such notice will not be required if:

(i)

any Borrower has generally ceased to make payments to its creditors; or

(ii)

an attachment on any major part of any Borrower’s assets is made and not discharged or released within a period of thirty (30) days; or

(iii)

any order shall be made by any competent court or other authority or a resolution passed for the dissolution or winding-up of any Borrower or for the appointment of a liquidator or administrator of any Borrower or of all or substantially all of its assets; or

(iv)

any Borrower makes an assignment for the benefit of, or enters into a general assignment with its creditors; or

(v)

any Borrower files a petition for insolvency or is declared insolvent by a court of competent of jurisdiction; or

(vi)

the Lender has grounds to believe that the observance of the notice requirement could adversely affect the legitimate interests (berechtigte Interessen) of the Lender.

(d)

Any proceeds received by the Lender on realization of the Pledge shall be applied (i) if and as long as the Intercreditor Agreement remains in full force and effect, in accordance with Section 3.1(d) of the Intercreditor Agreement and (ii) otherwise, in or towards first, the discharge of the Obligations owed to the Lender, the Servicer and other service providers and second, to MPIC Provider.

(e)

Each Borrower hereby waives all defenses (Einwendungen) it may have pursuant to Sections 1211 and 770 (1) and (2) of the German Civil Code (BGB), including the defenses of revocation (Anfechtbarkeit), set-off (Aufrechenbarkeit) and comparable defenses under foreign law. The waiver shall not apply to set-off with counterclaims that are (i) uncontested (unbestritten) or (ii) based on an unappealable court decision (rechtskräftig festgestellt). Each Borrower waives any right it may have of requiring the Lender to first proceed against or enforce any other rights or security or claim for payment from any person prior to enforcing this Agreement.

(f)

Subject to any release of all or any part of the security interest created hereunder, the Pledge shall remain in full force and effect until the full and final discharge of the Obligations owed to the Lender. The Pledge shall not cease to exist if any payments made in satisfaction of the Obligations owed to the Lender have only temporarily discharged the Obligations owed to the Lender.

(g)

If an amount paid to any the Lender is capable of being avoided or otherwise set aside on the liquidation, administration, winding-up or other similar proceedings in the jurisdiction of the person by whom such payment was made, then such amount shall not be considered to have been finally and irrevocably paid for the purposes hereof.

(h)

Upon full and complete satisfaction of the Obligations owed to the Lender, the Pledge shall automatically terminate and the Lender shall promptly release the Pledge to the Borrowers.

(i)

The Pledge created under this Section 3.1 shall not affect any pledge or other security or right which the Lender has or may have as a result of its general business conditions (allgemeine Geschäftsbedingungen) which apply to the Borrowers.

3.2

The Borrowers covenant and agree with the Lender that:

(a)

In the event that the Borrower Account and any amounts deposited therein is evidenced by or consists of negotiable collateral (including, without limitation, letters of credit, letter-of-credit rights, instruments, promissory notes, draft documents or chattel paper (including electronic and tangible chattel paper)), and if and to the extent that perfection or priority of the Lender’s security interest is dependent on or enhanced by possession, the Borrowers, immediately upon the request of the Lender, shall endorse and deliver physical possession of such negotiable collateral or chattel paper to the Lender;

(b)

The Borrowers shall take all steps reasonably necessary to grant the Lender control of all electronic chattel paper in accordance with Applicable Law, in particular Section 126a German Civil Code in connection with the German Signature Act (Signaturgesetz) and Section 312e German Civil Code (BGB); and

(c)

If the Borrowers retain possession of any chattel paper or instruments with the Lender’s consent, such chattel paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured thereby are subject to the security interest of ___________________”.

SECTION 4
CONDITIONS PRECEDENT

4.1

Conditions Precedent to the First Advance.  The obligation of the Lender to make the First Advance is subject to the condition precedent that the Lender shall have received all of the following, each duly executed and dated as of the Closing Date, in form and substance satisfactory to the Lender:

(a)

Transaction Documents.  Duly executed and delivered counterparts of this Agreement and each other Transaction Document, which agreements shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained and shall be in full force and effect, and the Lender shall have received each of the items listed on the List of Closing Documents.

(b)

Resolutions.  Certified copies of resolutions or consents for each of the Borrowers, the General Partner and the Policy Subsidiary authorizing or ratifying the execution, delivery and performance of this Agreement and each other Transaction Document to which it is, or will be, a party, together with a copy of the Policy Subsidiary’s and the General Partner’s respective organizational documents.

(c)

Consents, etc.  Certified copies of all documents evidencing any necessary consents and governmental approvals required by the Borrowers, the General Partner and the Policy Subsidiary with respect to this Agreement and each other Transaction Document.

(d)

Incumbency and Signatures.  A certificate of each Borrower certifying the names of its managers, directors, officer or officers authorized to sign this Agreement and each other Transaction Document to which it is, or will be, a party.

(e)

Good Standing Certificate, Commercial Register.  As of a recent date acceptable to the Lender, with respect to each Borrower, an excerpt from the Commercial Register, with respect to the Policy Subsidiary, a good standing certificate issued by the Secretary of State of the State of South Dakota and with respect to the General Partner, a certificate of good standing of a company issued by the Cayman Islands Company Registry.

(f)

Financing Statements.  Copies of any UCC-1 financing statements, in form and substance satisfactory to the Lender, to be filed on or before the First Advance, naming the Lender as secured party, and other documents necessary or reasonably requested by the Lender, to evidence the perfection of the Lender’s security interest in the Collateral and the Capital Stock of the Policy Subsidiary and the perfection of the Collateral Agent’s security interest in the Subject Collateral.

(g)

Payment of Fees.  Evidence that all fees payable hereunder and all costs and expenses and MPIC Premium then due and payable have been paid or will be paid simultaneously with and using a portion of the proceeds of the First Advance.

(h)

Opinions of Counsel.  Opinions of counsel to the Borrowers in form and substance satisfactory to the Lender, if any.

(i)

Policy Account, Custody Account and Borrower Account.  Evidence that the Policy Account, the Custody Account and the Borrower Account have been established in accordance with the applicable Transaction Documents.

(j)

MPIC.  Evidence that the MPIC is in full force and effect covering all of the Life Policies and that no default has occurred under the MPIC.

(k)

Others.  Such other documents as the Lender may reasonably request.

4.2

Conditions Precedent to All Advances.  As of the Closing Date and each Borrowing Date, the obligations of the Lender make Advances is subject to the fulfillment of the following conditions:

(a)

The Lender shall have received copies of each Life Policy Documentation Package in respect of each Life Policy.

(b)

(i) The representations and warranties of each Borrower, the Policy Subsidiary, the General Partner and their respective Affiliates contained in this Agreement and in each of the other Transaction Documents, shall be true on and as of the date of the signing of this Agreement and, except for representations and warranties that refer to a specific date, on each Borrowing Date with the same effect as though such representations and warranties had been made on and as of each such date, and, on each such date, no Default or Event of Default under this Agreement or default or event of default under any other Transaction Document shall have occurred and be continuing to exist or would result after giving effect to the requested Advance, and (ii) each Borrower, the General Partner and the Policy Subsidiary shall be in compliance with the covenants set forth in the Transaction Documents to which it is a party.

(c)

No event or circumstance that could reasonably be expected to have a Material Adverse Effect has occurred and is continuing;

(d)

After giving effect to the requested Advance, the outstanding principal balance of the Loan plus accrued and unpaid interest thereon would not exceed the amount of the Loan Commitment;

(e)

The Termination Date shall not have occurred, nor shall it occur as a result of making such Advance and no breach of this Agreement or any other Transaction Document exists or shall exist;

(f)

Such Advance is in an amount not less than $10,000;

(g)

Except as otherwise permitted pursuant to the second sentence of Section 2.1(a), such Advance will not cause there to be more than one Advance in a month;

(h)

The Lender shall have confirmed (or have received confirmation from the Servicer) that all documents required to be contained in the Life Policy Documentation Package with respect to each Life Policy have been received by the Servicer and the Servicer has verified that each Life Policy Documentation Package is in satisfactory form and in compliance with the requirements of this Agreement and each other applicable Transaction Document;

(i)

The Lender shall have received certification from the Securities Intermediary that it has received all original documents required to be contained in the Life Policy Documentation Package with respect to each Life Policy pursuant to the Securities Account Control Agreement;

(j)

The Lender shall have received such other documents as the Lender may reasonably request or require, regardless of whether the Lender requested such other documents in connection with prior Advances;

(k)

The Lender shall have completed, prior to the Initial Advance for each Life Policy or following any change in the Collateral Value, a due diligence investigation satisfactory to it in its sole and absolute discretion, to the extent the Lender has determined, in its sole and absolute discretion, such investigation to be necessary, with respect to such Life Policy;

(l)

No litigation is pending or, to their actual knowledge, threatened against a Borrower, the General Partner or the Policy Subsidiary which could reasonably be expected to result in a Material Adverse Effect;

(m)

After giving effect to the requested Advance, no LTV Limit Trigger Event shall occur;

(n)

The Policy Subsidiary shall be the proper owner, through the account with the Securities Intermediary in accordance with the Securities Account Control Agreement, of each Life Policy listed on the Disbursement Schedule as of the related Borrowing Date, acquired in full compliance with the terms of the applicable Transaction Documents and Applicable Law, or the Lender shall have received confirmation from the Servicer that for each Life Policy listed on the Disbursement Schedule as of such Borrowing Date, the Servicer has received confirmation, either verbally via telephone or in written form, from the applicable Insurer that such Insurer has received (whether or not yet processed) the related Change Forms, which Change Forms shall be provided to the Servicer at least seven (7) days prior to the making of the related Initial Advance, other than Change Forms in respect of Life Policies funded with the First Advance, which Change Forms shall be provided within 1 day prior to the proposed date of the First Advance;

(o)

The Lender has received evidence that the MPIC remains in full force and effect and that no default has occurred under the MPIC; and

(p)

After giving effect to the requested Advance, the Euro Converted Loan Amount shall not exceed the LED Limit.

The request (whether actual or deemed to be a request) and acceptance by the Borrowers of the proceeds of an Advance shall be deemed to constitute, as of the date thereof, (1) a representation and warranty by the Borrowers that the conditions in this Section 4 have been satisfied and (2) a reaffirmation by the Borrowers of the granting and continuance of the Lender’s (or the Collateral Agent’s for the benefit of the Lender pursuant to the Intercreditor Agreement) Liens on, and first priority secured interest in, the Collateral, the Capital Stock of the Policy Subsidiary and the Subject Collateral, in each case, pursuant to the Transaction Documents.

SECTION 5
REPRESENTATIONS AND WARRANTIES

As a material inducement to the Lender to make the Loan to the Borrowers and to enter into this Agreement, the Borrowers represent and warrant to the Lender, as of the date hereof and as of each Borrowing Date, that:

5.1

Formation, Qualification and Good Standing.  The Luxembourg Borrower is a Société à Responsabilité Limitée, duly incorporated, validly existing and in good standing under Luxembourg law, the German Borrower is a limited liability company, duly incorporated, validly existing and in good standing under German law, the General Partner is a company duly incorporated, validly existing and in good standing under Cayman Islands law with its principal place of business located in the Cayman Islands and the Policy Subsidiary is a limited partnership duly formed, validly existing and in good standing under the laws of the State of South Dakota with its principal place of business located in the Cayman Islands (and none of the Borrowers, the General Partner or the Policy Subsidiary is organized under the laws of any other jurisdiction or Governmental Authority), with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted.  Each of the Borrowers, the General Partner and the Policy Subsidiary is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.  Each Borrower’s exact legal name is that indicated on the signature page hereof.  Each of the General Partner’s and Policy Subsidiary’s organizational identification numbers are set forth on Schedule 5.1.

5.2

Power and Authority; Due Authorization.  Each of the German Borrower, the Luxembourg Borrower, the General Partner and the Policy Subsidiary has all necessary power, authority and legal right to execute, deliver, and perform its obligations under this Agreement and each of the other Transaction Documents, to borrow on the terms and subject to the conditions herein provided and to grant the Liens hereunder and under the other Transaction Documents, and has taken all necessary action to duly authorize by all necessary action (a) the borrowing hereunder on the terms and conditions of this Agreement, (b) the granting of the Liens hereunder and under the other applicable Transaction Documents and (c) the execution, delivery and performance of this Agreement and each of the other Transaction Documents.

5.3

No Violation.  Other than with respect to the Lender, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (a) conflict with, result in any Default or Event of Default or breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (i) the organizational documents of any of the Borrowers, the General Partner or the Policy Subsidiary, or (ii) any indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument to which a Borrower is a party or by which either of them or any of their respective properties is bound, (b) result in or require the creation or imposition of any adverse claim upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, sale agreement, purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (c) violate any law or any order, rule, or regulation applicable to any of the Borrowers, the General Partner or the Policy Subsidiary or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any of the Borrowers, the General Partner or the Policy Subsidiary or any of their respective properties.

5.4

Validity and Binding Nature.  This Agreement is, and the other Transaction Documents to which they are a party when duly executed and delivered by each of the Borrowers and the other parties thereto will be, the legal, valid and binding obligation of each of the Borrowers, the General Partner and the Policy Subsidiary, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

5.5

Government Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority required for the due execution, delivery or performance by each of the Borrowers, the General Partner and the Policy Subsidiary of any Transaction Document to which it is a party remains unobtained or is required (except any recordations required in connection with the perfection of the security interest granted pursuant to this Agreement, the Partnership Interest Pledge Agreement, the Intercreditor Agreement and the Securities Account Control Agreement.

5.6

Solvency.  Both before and after giving effect to the transactions contemplated in this Agreement and the other Transaction Documents, each of the Borrowers, the General Partner and the Policy Subsidiary is and will be Solvent.

5.7

Margin Regulations.  None of the Borrowers, the General Partner or the Policy Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

5.8

Place of Business.  The principal place of business and any other place of business of each of the Borrowers, the General Partner and the Policy Subsidiary are as set forth on Schedule 5.8.

5.9

Compliance with Applicable Laws; Licenses, etc.

(i)

Each of the Borrowers, the General Partner and the Policy Subsidiary is in compliance with the requirements of all Applicable Laws.

(ii)

None of the Borrowers, the General Partner or the Policy Subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

(iii)

Each of the Borrowers, the General Partner and the Policy Subsidiary has complied with all licensure requirements in each state in which it is required to be specifically registered or licensed in order to perform its respective obligations under, and consummate the transactions contemplated by, the Transaction Documents, which violation or failure could reasonably be expected to result in a Material Adverse Effect.

5.10

No Proceedings.  There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which any of the Borrowers, the General Partner or the Policy Subsidiary is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the actual knowledge of any Borrower, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against any of the Borrower, the General Partner or the Policy Subsidiary that could reasonably be expected to have a Material Adverse Effect; and there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the actual knowledge of any Borrower, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of this Agreement or any other Transaction Document, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (c) seeking adversely to affect the income tax attributes of any of the Borrowers, the General Partner or the Policy Subsidiary in any applicable jurisdiction, including the United States, Germany, the Cayman Islands and Luxembourg, in each case that could reasonably be expected to have a Material Adverse Effect.

5.11

Investment Company Act, Etc.  None of the Borrowers, the General Partner or the Policy Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.12

Eligible Policies.  Each Life Policy, the premiums of which are (in whole or in part) funded by Advances, is an Eligible Life Policy; provided, that the Borrowers shall not be deemed to be in breach of the representation in this Section 5.12 so long as no Borrower has any knowledge that the Insured named in such Life Policy is no longer residing in the United States.

5.13

Accuracy of Information.  All information heretofore furnished by, or on behalf of, any Borrower, the General Partner, the Policy Subsidiary or any Affiliate thereof to the Lender in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

5.14

No Material Adverse Change.  Since the date of their respective formation, there has been no material adverse change in any Borrower’s, the General Partner’s or the Policy Subsidiary’s (i) financial condition, business or operations or (ii) ability to perform their respective obligations under any Transaction Document to which any Borrower, the General Partner or the Policy Subsidiary is a party.

5.15

Trade Names and Subsidiaries.  Except as set forth on Schedule 5.15, none of Borrowers, the Policy Subsidiary or the General Partner has used any other names, trade names or assumed names.  The German Borrower and the Luxembourg Borrower do not have Subsidiaries and do not own or hold directly or indirectly, any equity interest in any Person other than the Luxembourg Borrower, the General Partner or Policy Subsidiary.  The Policy Subsidiary does not have any Subsidiaries and does not own or hold, directly or indirectly, any Capital Stock in any Person.

5.16

Operation of Business.  Each of the Borrowers, the General Partner and the Policy Subsidiary possesses, in full force and effect, all franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets, fictitious name authorizations or certificates and copyrights to conduct their business as now conducted, without, to the best of the Borrowers’ knowledge, any conflict with the franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets, fictitious name authorizations or certificates and copyrights of others, the failure of which to possess could reasonably be expected to have a Material Adverse Effect.

5.17

Ventures; Capital Stock and Indebtedness.  None of the Borrowers, the Policy Subsidiary or the General Partner is engaged in any joint venture or partnership with any Person and has no Subsidiaries (except in the case of the German Borrower, the Luxembourg Borrower and in the case of the Luxembourg Borrower, the Policy Subsidiary and any other entities previously disclosed to the Lender in writing).  There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Borrower, the General Partner or the Policy Subsidiary may be required to issue, sell, repurchase or redeem any of their respective Capital Stock or other equity securities or any Capital Stock or other equity securities of their respective Subsidiaries.  Except for the repayment of certain indebtedness relating to the

Life Policies approved by the Lender, all outstanding Indebtedness and Guaranteed Indebtedness of the Borrowers, the General Partner and the Policy Subsidiary as of the date hereof (except for the Obligations) is described in Section 7.5, all of such Indebtedness and Guaranteed Indebtedness is not secured by the Collateral or the Subject Collateral and the lenders thereunder have no interest therein whatsoever.

5.18

Nature of Business.  Each of the General Partner and the Policy Subsidiary is exclusively engaged in transactions contemplated by this Agreement, the other Transaction Documents, including, without limitation, Permissible Sales of Life Policies, and other documentation entered into with the Lender from time to time.  Except for the activities permitted under Section 7.2, the Borrowers are exclusively engaged in the transactions contemplated by this Agreement and the other Transaction Documents.

5.19

Taxes.

(a)

All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Borrowers, the General Partner, the Policy Subsidiary or any other entity in which any of the foregoing entities may be consolidated in such tax returns, reports and statements (collectively, the “Borrower Parties”) have been filed when due with the appropriate Governmental Authority, all such tax returns, reports and statements are true, correct and complete in all material respects, and all taxes, assessments and other charges due with such tax returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest or late charge has been paid).  There are no Liens for taxes, assessments or other charges (other than for such amounts not yet due and payable) upon any assets of the Borrower Parties.  No adjustment relating to such tax returns, reports or statements has been proposed formally (whether verbally or in writing) or informally (in writing) by any Governmental Authority and, to the knowledge of the Borrowers, no basis exists for any such adjustment.  Proper and accurate amounts have been withheld by the Borrower Parties from their employees, independent contractors, creditors, members, partners and other third parties for all periods in compliance in all material respects with all Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities.

(b)

No Borrower Party or any of their predecessors, if any, are liable to any Governmental Authority for any taxes, assessments or charges: (i) under any agreement (including any tax sharing agreements) or (ii) to the Borrowers’ knowledge, as a transferee.  As of the Closing Date, no Borrower Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

5.20

Ownership and Liens.  Each of the Borrowers and the Policy Subsidiary has rights in or the power to pledge the applicable Collateral and has good and valid title to all of its properties and assets, including, without limitation, the applicable Collateral.  The Lien granted by the Borrowers to the Lender in Section 3.1 constitutes a valid Lien in the Collateral, subject to no other Liens except for Permitted Liens.  This Agreement and the other applicable Transaction Documents create a valid and continuing perfected security interest in the Collateral, the Capital Stock of the Policy Subsidiary and the Subject Collateral, which security interest is prior to all other Liens (other than Permitted Liens described in Section 7.1(a)) and is enforceable as such against each Borrower’s and the Policy Subsidiary’s respective creditors in accordance with the respective terms of the Agreement and such other applicable Transaction Documents, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.  Other than the security interest granted to the Lender under this Agreement and the other Transaction Documents, and the subordinate lien granted pursuant to the Intercreditor Agreement, no Borrower has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral.  Neither Borrower is aware of any judgment or tax lien filings against it.

5.21

Approvals.  No consent or approval of any Person, landlord, or mortgagee, no waiver of any Lien, and no consent, license, approval, or authorization of or registration, qualification, designation, declaration or filing (except any recordations required in connection with the perfection of the security interest granted in Section 3.1) with any Governmental Authority on the part of any Borrower, the General Partner or the Policy Subsidiary are required in connection with its execution, delivery, and performance of this Agreement or the consummation of any other transactions contemplated hereby.

5.22

Name Change, Mergers.  The Borrowers, the General Partner and the Policy Subsidiary have never  (a) changed their names, except as previously disclosed in writing to the Lender, (b) been the surviving entity of a merger or consolidation, or (c) acquired all or substantially all of the assets of any Person.

5.23

Location of Life Policies and Books and Records.

(a)

The original Life Policy Documentation Packages for each Life Policy are held pursuant to the Securities Account Control Agreement.

(b)

All of the records of the Borrowers and the Policy Subsidiary relating to the Collateral, and the other books, records, journals, orders, receipts, and correspondence are located at the Borrowers’ and the Policy Subsidiary’s respective principal place of business set forth on Schedule 5.8.

5.24

MPIC.  The MPIC is in full force and effect and no default has occurred thereunder.

5.25

Reserved.

5.26

Policy Subsidiary.  The Luxembourg Borrower and the General Partner are the sole owners of 100% of the Capital Stock in the Policy Subsidiary and none of them is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any such Capital Stock, nor are any of them a party to any voting trust, proxy or other agreement or under-standing with respect to the voting of any such equity Capital Stock.

5.27

Material Agreements.  Except for the Transaction Documents or as set forth on Schedule 5.18, none of the Borrowers, the Policy Subsidiary or the General Partner is a party to any material lease, contract, agreement, understanding or commitment of any kind (including without limitation all agreements which, if breached, could reasonably be expected to directly or indirectly have a Material Adverse Effect), and to the best of the Borrowers’ actual knowledge, (a) all parties to all such material leases, contracts, agreements, understandings and commitments, have complied with the provisions thereof, (b) no such party is in default under any provision thereof, and (c) no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder, in each case, where such default could reasonably be expected to have a Material Adverse Effect.

5.28

No Default; No Event of Defaults.  There has occurred no event which constitutes a Default or an Event of Default.

5.29

ERISA.  None of the Borrowers, the General Partner or the Policy Subsidiary is subject to Title I of ERISA.

5.30

Opinions.  The facts regarding the Borrowers, the General Partner, the Policy Subsidiary, their respective Affiliates, the Collateral, the Capital Stock of the Policy Subsidiary, the Subject Collateral and related matters set forth or assumed in the opinions of counsel, if any, delivered in connection with this Agreement or the other Transaction Documents are true and correct in all material respects.

SECTION 6
AFFIRMATIVE COVENANTS

As a material inducement to the Lender to make the Loan to Borrowers, and to enter into this Agreement, from the date hereof until the later of (i) the first day following the Final Maturity Date, and (ii) payment in full of all Obligations of the Borrowers owing to the Lender, the Borrowers covenant and agree with the Lender that:

6.1

Maintain Existence.  Each Borrower shall, and shall cause each of the Policy Subsidiary and the General Partner to, preserve and keep in full force and effect their existence and all franchises, rights, and privileges necessary for the proper conduct of their business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade name rights, trade secrets, fictitious name authorizations, or certificates and copyrights without any conflict with such franchises, patents, licenses, trademarks, trademark rights, trade name rights, trade secrets, fictitious name authorizations or certificates and copyrights of others.

6.2

Delivery of Corporate Documents.  Each Borrower shall and shall cause the General Partner to promptly deliver to the Lender copies of any amendments or modifications to any of their respective formation documents.  Further, each Borrower shall cause the Policy Subsidiary promptly to deliver to the Lender copies of any amendments or modifications to its certificate of formation, certificate of registration or authorization, and limited partnership agreement, certified with respect to (a) the certificate of formation, by the Secretary of State of the state of formation, (b) the certificate of registration or authorization in any jurisdiction where the Policy Subsidiary is or may be registered or authorized to conduct business as a foreign limited partnership, by the Secretary of State of such jurisdiction, and (c) the limited partnership agreement, by the secretary, if one, otherwise the partners, of the Policy Subsidiary.

6.3

Compliance with Laws.

(a)

Each Borrower shall, and shall cause each of the General Partner and the Policy Subsidiary to, comply with all Applicable Laws.

(b)

Each Borrower shall submit all information documentation and evidence required for the authentication examination and ascertainment of such Borrower, according to Section 1 paragraph 6 of the German Anti-Money Laundering Act (Geldwäschegesetz) and Section 154 of the German Tax Levy Regulations (Abgabenordnung). On demand of the Lender, each Borrower shall provide the Lender immediately with all information, documentation, and evidence (in particular all evidence required according to Section 18 of the German Banking Act (Kreditwesengesetz)) deemed necessary for the fulfillment of regulatory obligations of identification during the term of the Loan. In particular, the Borrowers shall immediately notify the Lender as soon as action is taken for a "Beneficial Owner" in terms of the German Anti-Money Laundering Act or in case of any changes with regard to the identity of any Borrower.

(c)

The Borrowers shall, and shall cause the Policy Subsidiary and the General Partner to, (i) ensure that none of their respective members, partners or other owners shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not to use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or other Applicable Law, (iii) to comply with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 as required by federal law and the Lender’s policies and practices notice of which the Lender has provided to the Borrowers.  The Borrowers shall deliver to the Lender any certification or other evidence reasonably requested from time to time by the Lender confirming each Borrower’s, the Policy Subsidiary’s and the General Partner’s compliance with this Section 6.3(c).

6.4

Payment of Taxes.  Each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon them or incurred by them or their properties and assets, including, without limitation, lawful claims for labor, materials and supplies which, if unpaid might become a Lien or a charge upon any of the assets of a Borrower, the Policy Subsidiary or the General Partner, including, without limitation, the Collateral, provided, however, that a Borrower, the Policy Subsidiary and the General Partner shall have the right to contest any such taxes, assessments, debts, claims and other charges in good faith so long as adequate reserves are maintained in accordance with (a) the German Commercial Code or (b) GAAP or IFRS, as applicable.

6.5

Maintenance of Properties and Assets.  Each Borrower shall, and shall cause the Policy Subsidiary and General Partner to, maintain, preserve and keep all their respective properties and assets, including, without limitation, the Collateral and the Subject Collateral, and make, or cause to be made, all renewals, replacements, substitutions, additions, betterments, and improvements thereto, so that all such properties and assets shall at all times be properly preserved and maintained.  For the avoidance of any doubt, if any premium payment is required to be made to maintain any Life Policy in full force and effect and to prevent any Life Policy from entering into a grace period and, at such time, the Lender is not required to make any Advances in respect of such Life Policy, then the Borrowers shall, and shall cause the Policy Subsidiary to, make any and all such premium payments.

6.6

Insurance.  Each Borrower shall maintain, with reputable insurance companies, such insurance on their properties and assets, including, without limitation, the Collateral, against such casualties and in such amounts as is acceptable to the Lender and as may be requested by the Lender from time to time, and is customarily maintained by similar businesses including, without limitation, insurance against fire, casualty, all-risk, general liability, business interruption and such other risks as are customary to similar businesses, but in no event less than required by law.  All insurance policies providing for property insurance coverage and business interruption insurance shall name the Lender as a loss payee and all insurance policies providing for liability coverage shall name the Lender as an additional insured.  All such policies of insurance shall provide for at least thirty (30) days advance notice in writing to the Lender of any cancellation or modification thereof.  If a Borrower fails to pay the premiums on any such insurance, the Lender shall have the right (but shall be under no duty) to pay such premiums for the Borrowers’ account.  Each Borrower shall, and shall cause the Policy Subsidiary to, repay to the Lender any sums which the Lender shall have so paid, together with interest thereon at the Default Rate, from the time of payment by the Lender until repaid.  Each Borrower shall deliver to the Lender annually, on the anniversary of the Closing Date, and at other times upon the Lender’s request, a certificate evidencing the insurance coverage then in effect, and a detailed list of insurance then in effect stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof, and the properties and risks covered thereby, and within fifteen (15) days after notice from the Lender, obtain such additional insurance as the Lender may reasonably request.

6.7

Litigation.  Each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, promptly notify the Lender of:

(a)

any litigation, administrative proceedings, audits, actions, proceedings, claims or investigations pending or threatened in writing, conducted or to be conducted by the Internal Revenue Service or German, Luxembourg or Cayman Islands tax authority, actions, proceedings, claims or investigations pending or threatened in writing against a Borrower, the Policy Subsidiary or the General Partner or the entry of any judgment against a Borrower, the Policy Subsidiary or the General Partner in excess of Twenty Five Thousand ($25,000.00) Dollars per incident, whether or not insured against;

(b)

the entry of any judgment against a Borrower, the Policy Subsidiary or the General Partner or the entry of any Liens, other than Permitted Liens, against any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral; and

(c)

any violation by a Borrower, the Policy Subsidiary or the General Partner of any Applicable Law which may reasonably be expected to have a Material Adverse Effect.

6.8

Books and Records.  Unless notice is given to the Lender and MPIC Provider in advance of, and the Lender consents in writing to, removal of the books, records, journals, orders, receipts, and correspondence relating to this Agreement, to another location (which consent shall not be unreasonably withheld, delayed or conditioned by the Lender) each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, keep their records relating to this Agreement and the other Transaction Documents, and their other books, records, journals, orders, receipts and correspondence, only at the principal places of business set forth on Schedule 5.8.

6.9

Change of Principal Place of Business Location.  Each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, promptly notify the Lender and MPIC Provider of (a) any change of location of their existing places of business, (b) the addition of any new place of business or inventory storage facility and (c) the elimination of any existing place of business or inventory storage facility.

6.10

Financial Reporting Requirements.

(a)

The Borrowers shall deliver and/or cause to be delivered to the Lender and MPIC Provider the following:

(i)

Within 30 days after the end of each quarterly fiscal period (commencing with the first quarterly fiscal period in which this Agreement is executed and continuing until all of the Obligations of the Borrowers to the Lender are fully paid and satisfied), a consolidated and consolidating set of unaudited financial statements of the Borrowers, the Policy Subsidiary and the General Partner and prepared in accordance with (a) the German Commercial Code or (b) GAAP or IFRS, as applicable, for the preceding quarterly fiscal period.  Such financial statements shall include a balance sheet of the Borrowers, the General Partner and the Policy Subsidiary and the related consolidated and consolidating statements of income, stockholder’s equity and cash flows;

(ii)

Within 120 days after the end of each fiscal year of the Borrowers (commencing with the fiscal year in which this Agreement is executed and continuing until all of the Obligations of the Borrowers to the Lender are fully paid and satisfied), a consolidated and consolidating set of audited financial statements of the Borrowers, the Policy Subsidiary and the General Partner reviewed by an independent certified public accountant and prepared in accordance with (a) the German Commercial Code or (b) GAAP or IFRS, as applicable, as of the end of such fiscal year.  Such financial statements shall include a balance sheet and the related consolidated and consolidating statements of income, stockholder’s equity and cash flows thereof for such year, and shall include a statement of their examination and stating whether their examination has disclosed the existence of any condition or event which constitutes (or would after notice or lapse of time, or both, constitute) an Event of Default, and if so, specifying the nature and period of existence thereof; and

(iii)

Such additional financial statements or information of the Borrowers, the Policy Subsidiary and the General Partner as the Lender or MPIC Provider shall reasonably require.

6.11

Notices with Respect to the Life Policies.

(a)

The Borrowers shall promptly deliver and/or caused to be delivered to the Lender and MPIC Provider the following:

(i)

copies of any and all reports, certifications, notices and any other documents delivered in connection with the Servicing Agreement, the Intercreditor Agreement, the MPIC and the Securities Account Control Agreement;

(ii)

copies of any and all documents received by any Borrower, the Policy Subsidiary, the Collateral Agent or the Securities Intermediary from an Insurer; and

(iii)

any additional information relating to the Life Policies as the Lender or MPIC Provider shall reasonably require.

6.12

Fees and Expenses in Protecting Rights.  If, during the occurrence and continuance of an Event of Default, the Lender employs counsel or any other professionals or consultants for advice or other representation relating to such Event of Default:

(a)

with respect to any of the Collateral, the Capital Stock of the Policy Subsidiary, the Subject Collateral, or the obligations of the Borrowers, the General Partner or the Policy Subsidiary under this Agreement or any other Transaction Document;

(b)

to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, a Borrower or any other Person) in any way or respect relating to any of the Collateral, the Subject Collateral, or the obligations of any Borrower, the General Partner or the Policy Subsidiary under this Agreement or any other Transaction Document;

(c)

to protect, collect, sell, liquidate otherwise dispose of any of the Collateral or the Subject Collateral in accordance with this Agreement or any other Transaction Document or Applicable Law;

(d)

to attempt to or to enforce the Lender’s or the Collateral Agent’s Liens upon any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, as applicable, in accordance with this Agreement or any other Transaction Document or Applicable Law; and/or

(e)

in otherwise protecting, enforcing or exercising its interests, rights or remedies created by, or connected with or provided in this Agreement, or performance pursuant to this Agreement;

then, the reasonable attorneys’ fees, costs and actual expenses arising from such services, and all other reasonable expenses, costs and charges of the Lender in any way or respect arising in connection with or relating to any of the events described in this Subsection shall be added to the amount of the Obligations of any Borrower to the Lender.  Any of the amounts payable hereunder by the Borrowers may be paid by the Lender, and if and when so paid, shall be deemed to be Advances under the Loan.

6.13

Financial Records in Accordance with German Commercial Code, GAAP or IFRS.  The Borrowers shall, and shall cause the Policy Subsidiary and the General Partner to, at all times and in accordance with the German Commercial Code, GAAP or IFRS, as applicable, keep complete and accurate books and records concerning their business, affairs and operations and concerning their properties and assets, including, without limitation, the Collateral, the Capital Stock of the Policy Subsidiary and the Subject Collateral.

6.14

Legends on Books and Records.  The Borrowers shall, and shall cause the Policy Subsidiary and the General Partner to, promptly make, stamp or record such entries or legends on each Borrower’s and the Policy Subsidiary’s and the General Partner’s applicable internal books and records, chattel paper or on any of the other Collateral and the Subject Collateral as the Lender shall request from time to time to indicate and disclose that the Lender has a security interest in the Collateral and the Capital Stock of the Policy Subsidiary and the Collateral Agent for the benefit of the Lender has a security interest in the Subject Collateral.

6.15

Inspection or Examination of Properties and Assets.  The Borrowers shall, and shall cause the Policy Subsidiary and the General Partner to, during normal business hours and upon reasonable prior written notice to the Borrowers, the General Partner and the Policy Subsidiary, as applicable, permit the Lender or its designees to inspect or examine the properties and assets of the Borrowers, the General Partner and the Policy Subsidiary relating to the Collateral, the Capital Stock of the Policy Subsidiary, the Subject Collateral and the ability of the Borrowers, the General Partner and the Policy Subsidiary to satisfy their respective obligations under this Agreement and the other Transaction Documents, and further to examine, check, audit, make copies of or extracts from any of a Borrower’s, the General Partner’s or the Policy Subsidiary’s books, records, journals, receipts, orders, correspondence or other data relating to the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, and independently to verify the orders and accounts receivable of a Borrower, the General Partner or the Policy Subsidiary.  So long as an Event of Default has not occurred and is not continuing, the inspection and examination rights granted pursuant to this Section 6.15 shall be exercised by the Lender not more than two (2) times per calendar year.  Any and all costs and expenses incurred by the Lender in connection with any inspection or examination conducted by the Lender in accordance with this Section 6.15 shall be the sole responsibility of the Borrowers; provided, however, that such costs and expenses shall not exceed €10,000.

6.16

Use of Loan Proceeds.  No proceeds of any Advance will be used for a purpose that violates or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

6.17

Further Assurances.  The Borrowers shall, and shall cause the Policy Subsidiary and the General Partner to, procure and deliver to the Lender or execute any security agreement,

financing statement or other writing necessary to evidence, preserve, protect or enforce the Lender’s rights and interests to or in the Collateral or the Capital Stock of the Policy Subsidiary or in any other collateral agreed to by the parties.

6.18

Change in Financial Condition.  The Borrowers shall notify the Lender within two (2) Business Days of any business development or any change in the financial condition of a Borrower, the General Partner or the Policy Subsidiary or, the effect of could reasonably be expected to have a Material Adverse Effect, or of any material loss or damage to, or material diminution in, or any occurrence which could reasonably be expected to materially adversely affect, the value of any Collateral or the Capital Stock of the Policy Subsidiary.

6.19

Right of Set Off.

(a)

The Borrowers hereby grant to the Lender a right of setoff, as security for all Obligations to the Lender, upon and against the Borrower Account and all deposits therein.  At any time, without demand or notice, from and after the occurrence and during the continuance of an Event of Default, the Lender may set off the same or any part thereof and apply the same to any Obligation of the Borrowers to the Lender, even though unmatured and regardless of the adequacy of the Collateral, the Subject Collateral or the Capital Stock of the Policy Subsidiary or any other collateral, securing such Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS OF BORROWERS TO THE LENDER, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  Without limiting the generality of the foregoing, if at any time the outstanding principal balance of the Loan plus accrued and unpaid interest thereon exceeds the Loan Commitment, the Borrowers shall pay to the Lender, in immediately available funds, the amount of such excess if the Lender so requests, or the Lender may charge such amount against any deposit account of the Borrowers with the Lender; provided that the obligation of the Luxembourg Borrower to pay such excess shall exclude the outstanding principal balance of Advances or portions thereof that were used to pay Administration Cost or any accrued interest thereon.

(b)

To the extent reasonably available to a Borrower or otherwise in a Borrower’s actual possession or control, each Borrower shall deliver to the Lender (i) all instruments and chattel paper (including all executed copies thereof, except such executed copies retained by the obligors thereunder) representing the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, (ii) promptly at the Lender’s written request, copies or originals of all Life Policy Documentation Packages, original contracts, and any other material writings relating thereto, and other material writings or evidence of performance of material contracts or services rendered in connection therewith, and (iii) promptly at the Lender’s written request, from time to time, copies of any or all other material information with respect to any of the Collateral, the Capital Stock of the Policy Subsidiary and the Subject Collateral and such material schedules and other writings, as the Lender may in its reasonable discretion deem to be necessary or effectual to evidence any loan made pursuant to this Agreement or to evidence, enforce or perfect the Lender’s security interest in the Collateral or the Capital Stock of the Policy Subsidiary or the Collateral Agent’s security interest in the Subject Collateral, to facilitate collection of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, or to carry into effect the provisions and intent of this Agreement, all at the sole expense of the Borrowers.

6.20

Notification of Default or Event of Default.  The Borrowers shall notify the Lender and MPIC Provider, in writing, within two (2) Business Days of the occurrence of a Default or an Event of Default, or of any default under the terms of any other written agreement to which a Borrower, the General Partner or the Policy Subsidiary or any Affiliates of the Borrowers are party and which involves total aggregate indebtedness of One Hundred Thousand ($100,000.00) Dollars or more, and of the nature and period of existence of such Default or Event of Default under this Agreement, or any such default under any other agreement.

6.21

Payment of Obligations.  The Borrowers shall, jointly and severally, make full and timely payment of the principal, interest and other charges due and owing to the Lender pursuant to any Obligations of any Borrower to the Lender arising pursuant to this Agreement or the other Transaction Documents; provided that the Luxembourg Borrower shall have no obligation for the repayment of Obligations that represent Advances or portions thereof made to pay Administration Cost or any accrued interest thereon.

6.22

Reserved.

6.23

Compliance With Transaction Documents.  Each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, observe, perform and comply with, and shall continue, until all Obligations of the Borrowers to the Lender pursuant to this Agreement are fully paid and satisfied, to observe, perform and comply with, all of the material terms and conditions of the Transaction Documents.

6.24

Payments to the Policy Account.  Each Borrower shall cause the Policy Subsidiary and the General Partner to, direct, or pursuant to the Securities Account Control Agreement shall cause the Securities Intermediary to direct, all Insurers to remit payment of any proceeds of each Life Policy to the Securities Intermediary for its deposit thereof into the Policy Account (or if such Life Policy is a Fractionalized Policy, the Policy Subsidiary’s Percentage Interests in such Proceeds), and (i) unless the Intercreditor Agreement remains in full force and effect, pursuant to the Securities Account Control Agreement, the Policy Subsidiary shall cause the Securities Intermediary to transfer all amounts on deposit in such Policy Account that relate to proceeds of any Life Policy, within one Business Day (or, if funds are received by check, within two Business Days), into the Borrower Account and (ii) if the Intercreditor Agreement is in full-force and effect, the Collateral Agent shall distribute such funds in accordance with the Intercreditor Agreement.

6.25

Maintenance of Separate Existence.

(a)

Each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to, take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of any Affiliated Entity or any other Person, and that it is not a division of any Affiliated

Entity or any other Person.  In that regard, and without limiting the foregoing in any manner, each Borrower shall, and shall cause the Policy Subsidiary and the General Partner to:

(i)

maintain its (A) Société à Responsabilité Limitée existence with respect to the Luxembourg Borrower, (B) limited liability company existence with respect to the German Borrower, (C) company existence with respect to the General Partner and (D) limited partnership existence, with respect to the Policy Subsidiary, and in each case make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the terms of the limited partnership agreement of the Luxembourg Borrower, the limited liability company agreement of the German Borrower, the operating agreement of the General Partner or the limited partnership agreement of the Policy Subsidiary, as applicable, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

(ii)

Reserved;

(iii)

maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

(iv)

conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrowers reasonably believe to be on an arm’s length basis;

(v)

not guarantee any obligation of any of the other Affiliated Entities, except as disclosed on Schedule 5.27 hereof, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;

(vi)

not commingle or pool any of its funds or other assets with the assets of any other Affiliated Entity;

(vii)

maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;

(viii)

maintain financial records which are separate from those of the other Affiliated Entities;

(ix)

compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to a Borrower, the Policy Subsidiary or the General Partner, as applicable, by such employees, consultants and agents or Affiliated Entities, in each case, from a Borrower’s, the Policy Subsidiary’s or the General Partner’s own funds, as applicable;

(x)

have agreed with each of the other relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(xi)

pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or a Borrower’s, the Policy Subsidiary’s or the General Partner’s, as applicable, allocable share thereof) paid by any of the Affiliated Entities;

(xii)

maintain adequate capitalization in light of its business and purpose;

(xiii)

conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

(xiv)

not make or declare any distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate corporate formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that it is not violative of any Applicable Law and that no Event of Default or Default then exists or would result therefrom;

(xv)

otherwise practice and adhere to corporate formalities such as complying with its constitutive documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers; and

(xvi)

not fail to maintain all policies and procedures or take or continue to take all actions necessary or appropriate to ensure that all factual assumptions set forth in opinions of counsel of the Borrowers, the Policy Subsidiary, the General Partner or their respective Affiliates delivered in connection herewith or the other Transaction Documents remain true and accurate at all times.

6.26

Notification of Collateral Value Event.  The Borrowers shall notify the Lender, in writing, within two (2) Business Days of the occurrence of a Collateral Value Event, and of the nature and period of existence of such Collateral Value Event.

6.27

Authorizations.  Each Borrower shall, and shall cause the Policy Subsidiary to, use its best efforts to ensure that all documentation relating to the disclosure of health information of the Insureds under Applicable Law, which documentation shall be satisfactory to the Lender, names the Lender, the Servicer and/or their respective designees and assignees as an authorized recipient of such health information.

6.28

Change Forms and Prepayment of Loan.  With respect to each Life Policy, within 30 days of (i) the Closing Date or (ii) with respect to a Life Policy that is credited to the Custody Account after the Closing Date, the date such Life Policy was so credited, as applicable (such date, the “Confirmation Date”), the Borrowers shall ensure that the applicable Insurer has recorded Change Forms for such Life Policy or pursuant to the Servicing Agreement the Servicer shall confirm with the applicable Insurer that such Insurer has undertaken (or will, within a reasonable time frame, commence undertaking) the processing of such Change Forms and the Servicer believes in good faith that such processing is imminent.  Unless otherwise agreed to in writing by the Lender and the Borrowers, if the Securities Intermediary has not received such Change Forms acknowledged by the Insurer by the Confirmation Date (other than as a result of a failure by the Servicer to fulfill its duties under the Servicing Agreement), the Borrowers shall, within one Business Day thereof, prepay all Advances made in respect of such Life Policy, including, with respect to the portion of such Advances relating to the Transaction Fees and MPIC Premium, such Life Policy’s Pro-Rata Share thereof, as determined by the Lender in its sole and absolute discretion, and the Disbursement Schedule shall be amended to reflect the removal of such Life Policy therefrom.

6.29

Life Policies.  The Borrowers shall, and shall cause the Policy Subsidiary to, maintain the Life Policies in full force and effect.

6.30

Increased Cost of Insurance, Grace Period.  With respect to each Life Policy, if the related Insurer increases its cost of insurance or if the Life Policy goes into a grace period (other than as a result of a failure by the Servicer to fulfill its duties under the Servicing Agreement), in either case the effect of which is that a premium payment due and payable with respect to such Life Policy is greater than the applicable premium payment set forth on the Disbursement Schedule, the Borrowers shall deposit or cause the deposit of funds in the amount of such excess (or if such Life Policy is a Fractionalized Policy, the Borrowers’ portion of such excess, based on the Policy Subsidiary’s Percentage Interest in such Fractionalized Policy) into the Servicer Master Account no later than five (5) Business Days prior to the Lender making an Advance to pay each such premium payment, which funds, together with the proceeds of the related Advance will be used to pay each such premium payment.

6.31

Securities Account Control Agreement.  Within five (5) Business Days of a Borrower’s or the Policy Subsidiary’s receipt of written notice from the Lender that the Securities Intermediary or its officers, directors, shareholders or employees are demanding indemnification from the Lender pursuant to Section 5.2(e) of the Securities Account Control Agreement or reimbursement from the Lender pursuant to Section 5.2(f) or Section 5.2(g) of the Securities Account Control Agreement for costs and expenses incurred by the Securities Intermediary for petitioning a court of competent jurisdiction to appoint a successor Securities Intermediary, the Borrowers shall or shall cause the Policy Subsidiary to pay in full the amount needed to satisfy such demand for indemnification or reimbursement and provide written evidence reasonably satisfactory to the Lender that such payment has been made in full.

6.32

MPIC.  The Borrowers shall cause the General Partner and the Policy Subsidiary to preserve and keep in full force and effect the MPIC without any default thereunder and shall not cancel the MPIC.  The Borrowers shall cause all amounts payable to the General Partner and the Policy Subsidiary under the MPIC to be deposited into the Borrower Account.

6.33

Missing Items.  With respect to each Life Policy, the Borrowers shall deliver, or cause the delivery of, to the Lender, the related documents and items listed on Schedule 4.1 within sixty (60) days of the Closing Date.  If the Borrowers fail to deliver or cause the delivery of any such documents or items to the Lender by such date, in each case, as the Lender determines in its sole and absolute discretion, then the Borrowers shall, within one Business Day after the end of such sixty (60) day period, repay all Advances made in respect of such Life Policy, including, with respect to the portion of such Advances relating to the Transaction Fees and MPIC Premium, such Life Policy’s Pro-Rata Share thereof, as determined by the Lender in its sole and absolute discretion, plus accrued and unpaid interest thereon.

SECTION 7
NEGATIVE COVENANTS

As a material inducement to the Lender to make the Loan to the Borrowers and to enter into this Agreement, from the date hereof until the first day following the Final Maturity Date and payment in full of all Obligations of the Borrowers owing to Lender, the Borrowers covenant and agree with the Lender that:

7.1

Permitted Liens.  The Borrowers shall not, and shall cause the Policy Subsidiary not to, except as permitted by the Intercreditor Agreement, permit to exist, directly or indirectly, any Liens with respect to any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, other than the Lien created hereby and by the other Transaction Documents and other than the following:

(a)

Liens for taxes not yet due; and

(b)

Liens in favor of the Lender or, for so long as the Intercreditor Agreement remains in full force and effect, Liens in favor of the Collateral Agent thereunder.

7.2

Nature of Business.

(a)

The Borrowers shall not conduct any business other than:

(i)

Using proceeds of the Advances in accordance with the terms of this Agreement;

(ii)

the performance by the Borrowers of all of their respective obligations or any other acts permitted under the Transaction Documents;

(iii)

to engage in any lawful act or activity and to exercise any powers permitted under Luxembourg or German law, as applicable, that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing;

(iv)

to purchase and sell life insurance policies in the ordinary course of business; and

(v)

to engage in any lawful act or activity that is previously disclosed to the Lender and approved by the Lender in writing or as set forth on Schedule 5.18.

(b)

The Borrowers shall cause the Policy Subsidiary and the General Partner not to conduct any business other than:

(i)

performing all of its obligations under the Transaction Documents; and

(ii)

engaging in any lawful act or activity and to exercise any powers permitted under South Dakota or Cayman Islands law, as applicable, that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

7.3

Eligible Life Policies.  The Borrowers shall not submit or represent to the Lender any assets as Eligible Life Policies which they know or have reason to know do not meet every requirement in every material respect of Eligible Life Policies and shall notify the Lender promptly, in writing, when the Borrowers have actual knowledge that any Eligible Life Policies cease to meet any of those requirements.

7.4

Prohibited Actions.  Without the prior written consent of the Lender, the Borrowers shall not, and shall cause the Policy Subsidiary and the General Partner not to:

(a)

Create, incur or assume any liability for borrowed money, except Indebtedness (i) heretofore or hereinafter incurred by the Borrowers to the Lender, (ii) permitted pursuant to Section 7.1 or (iii) subordinated indebtedness on terms and conditions reasonably acceptable to the Lender;

(b)

Create, incur, assume or permit to exist any Guaranteed Indebtedness except liabilities of the Borrowers or the Policy Subsidiary resulting from its endorsement of items or instruments for deposit or collection in the ordinary course of its business;

(c)

Sell, lease, abandon, transfer, or otherwise dispose of, all or any substantial part of the properties or assets of the Borrowers, the Policy Subsidiary or the General Partner, except in the ordinary course of a Borrower’s, the Policy Subsidiary’s or the General Partner’s business or a Permissible Sale;

(d)

Sell, transfer, discount or otherwise dispose of any notes, accounts or accounts receivable, or other rights to receive payment, whether with or without recourse;

(e)

Purchase, lease, or otherwise acquire, the properties or assets, or any interest therein, of any Person, except, in the case of a Borrower, in the ordinary course of business;

(f)

Enter into any sale and leaseback arrangement;

(g)

Consolidate with, merge into, or participate in any joint venture with, or acquire all or substantially all of the property or assets of, any Person, or permit any Person to consolidate with, merge into, or participate in, any joint venture with, or acquire all or substantially all of the property or assets of, a Borrower, the Policy Subsidiary or the General Partner;

(h)

Create, acquire or repurchase the obligations, securities or stock of, or make loans, advances or capital contributions to, any Person;

(i)

At any time when the outstanding principal balance of the Loan is greater than zero, declare or pay any dividend or distributions, in cash or otherwise, on any interests of a Borrower, the Policy Subsidiary or the General Partner, or order, or make, a redemption or other acquisition of any interests of a Borrower, the Policy Subsidiary or the General Partner;

(j)

Make loans or advances to any (i) of its officers, directors or members, or (ii) to any other Person other than a Person of which the German Borrower is a Komplenater where such a loan or advance is made using (1) funds that were held by or on behalf of the Borrowers prior to the date of the making of the First Advance hereunder or (2) proceeds of the Life Policies so long as the outstanding principal balance of the Loan is zero;

(k)

Change its name or state or country of formation, as applicable, or their type of organization;

(l)

Make any investment of capital in any Person either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business or Person, other than in the ordinary course of business and with cash not required to be paid to the Lender or not otherwise reserved by the Borrowers, the Policy Subsidiary or the General Partner for payments required to be made hereunder;

(m)

Enter into or agree to enter into any transaction that is not in the ordinary course of their business;

(n)

Wind-up, liquidate or dissolve its affairs, convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired);

(o)

(1)  Commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for itself or any part of its assets, (3) make a general assignment for the benefit of creditors, (4) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing, (5) initiate or support the filing of a motion in any bankruptcy or other insolvency proceedings involving any of its Affiliates to substantively consolidate itself with any such Person;

(p)

Amend, modify or otherwise change any of the terms or provisions in its organizational documents as in effect on the date hereof in any manner which could reasonably be expected to have a Material Adverse Effect on the Lender;

(q)

Deposit at any time any proceeds of any Life Policy allocated to the Policy Subsidiary in any bank accounts other than the Lender’s Account, the Policy Account or the Borrower Account; or

(r)

Direct any Person to make, or consent to any remittance thereby of, any payments on any Life Policy to any destination other than the Policy Account.

7.5

Affiliate Transactions.  Except as set forth on Schedule 7.5, each Borrower shall not, and shall cause the Policy Subsidiary and the General Partner not to, enter into or be a party to any agreement or transaction with any Affiliate except for the transactions contemplated by, or arising in connection with, the Transaction Documents, provided, that a Borrower may enter into agreements with its Affiliates on an arms-length basis.

7.6

Publishing of Materials.  Except for financial reporting to a Borrower’s creditors or as required by Applicable Law or account statements or annual reports (copies of such annual reports shall be promptly delivered to the Lender), each Borrower shall not, and shall cause the Policy Subsidiary and the General Partner not to, publish or disseminate any material in connection with making of Advances as contemplated by this Agreement, unless the Lender shall have consented in writing to the publication or use thereof.

7.7

Permissible Sale.  The Borrowers shall not, and shall cause the Policy Subsidiary not to, sell or dispose of any Life Policy except pursuant to a Permissible Sale.  The Borrowers shall notify the Lender and MPIC Provider in writing at least seven (7) Business Days prior to such sale and shall certify to the Lender and MPIC Provider that such sale constitutes a Permissible Sale.  No Borrower or the Policy Subsidiary may consummate any such sale, unless the Servicer confirms in writing to the Lender and MPIC Provider that such sale is in fact a Permissible Sale.  The Servicer shall deliver its written notice regarding such sale no later than three (3) Business Days prior to such sale.  Unless the Intercreditor Agreement remains in full force and effect, the Borrowers shall cause the Policy Subsidiary to cause the proceeds of such sale to be deposited directly into the Borrower Account within three (3) Business Days after receipt by the Policy Subsidiary of the proceeds from any such sale.  If the Intercreditor Agreement is in full force and effect, the Borrowers shall cause the Policy Subsidiary to cause the proceeds of such sale to be deposited into the Policy Account within three (3) Business Days after receipt by the Policy Subsidiary of the proceeds from any such sale.

7.8

Policy Subsidiary and General Partner.  Except as expressly provided herein, the Borrowers shall not take any action in respect of the Policy Subsidiary or the General Partner or any assets owned or held by any of them, without the direction of the Lender.

SECTION 8
EVENTS OF DEFAULT

There shall be an Event of Default by the Borrowers under this Agreement upon the occurrence of one or more of the following, provided, however, that the Lender reserves the right, in its sole and absolute discretion, to deem any Event of Default to not have occurred:

8.1

A Borrower’s failure to pay, when due, on demand or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Lender pursuant to any Obligations of such Borrower to the Lender, including, without limitation, those Obligations arising pursuant to this Agreement which non-payment remains unremedied for one (1) Business Day after the earlier of (A) written notice of such failure shall have been given to the Borrowers by the Lender and (B) the date upon which a Borrower, obtained actual knowledge of such failure; provided, however, that an Event of

Default shall not occur if such non-payment is solely a result of the Servicer’s failure to comply with its obligations expressly set forth in the Servicing Agreement.

8.2

A material breach by any Borrower, the Policy Subsidiary, the General Partner or any Affiliate thereof, as applicable, of any covenant contained in this Agreement or in any other Transaction Document or if any warranty or representation contained in this Agreement or in any other Transaction Document given by or on behalf of any Borrower, the Policy Subsidiary, the General Partner or any Affiliate thereof, as applicable, shall be incorrect in any material respect, or if any certificate, report, financial statement or instrument given by or on behalf of any Borrower, the Policy Subsidiary or the General Partner to the Lender shall be incorrect in any material respect, or an event default has occurred and is continuing under any of the other Transaction Documents (any such foregoing occurrence, a “Breach”) and (except with respect to Sections 2.1(f)(ii), 4.2(n), 6.28, 6.30, 6.31 or 6.33) such Breach shall continue or not be cured within thirty (30) days of the earlier of (A) written notice by the Lender and (B) actual knowledge of such Breach by the breaching party; provided, however, that an Event of Default shall not occur if such Breach is solely a result of the Servicer’s failure to comply with its obligations expressly set forth in the Servicing Agreement.  For the avoidance of doubt, a Breach of Sections 2.1(f)(ii), 4.2(n), 6.28, 6.30, 6.31 or 6.33 shall constitute an immediate Event of Default and the Borrower shall not be entitled to any cure period.

8.3

Upon the occurrence of any one or more of the following:

(a)

dissolution, termination of existence, insolvency, appointment of a trustee, receiver or custodian of all or any part of the properties or assets of any Borrower, the Policy Subsidiary or the General Partner;

(b)

an assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of any jurisdiction, by any Borrower, the Policy Subsidiary or the General Partner;

(c)

the commencement of any proceeding under any bankruptcy or insolvency laws of any jurisdiction, against any Borrower, the Policy Subsidiary or the General Partner, and such proceeding remains unstayed for a period of greater than sixty (60) days;

(d)

entering of a final, non-appealable judgment, in excess of Five Hundred Thousand ($500,000.00) Dollars, against any Borrower, the Policy Subsidiary and/or the General Partner, in any case, in any litigation, administrative proceeding, action, proceeding, claim or investigation, unless such final judgment is discharged, bonded or stayed within thirty (30) days from the decree thereof;

(e)

the filing of any state or federal tax lien, (i) in excess of One Hundred Thousand ($100,000.00) Dollars, against any of the properties or assets of any Borrower, the General Partner or the Policy Subsidiary, including, without limitation, any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, provided, however, that the filing of such tax lien shall not be an Event of Default for so long as such filing is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with (a) the German Commercial Code or (b) GAAP or IFRS, as applicable; or

(f)

a Change of Control without the prior written consent of the Lender.

8.4

The General Partner or the Policy Subsidiary is in default with respect to the MPIC or the MPIC ceases to be in full force and effect for any reason with respect to any of the Life Policies other than Life Policies that have matured or have been sold in accordance with the Transaction Documents or MPIC Provider shall have determined that the General Partner or the Policy Subsidiary has committed fraud or made a misrepresentation to MPIC Provider in connection with its issuance of the MPIC.

8.5

Any Lien created hereunder or under any other Transaction Document shall not be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in favor of the Lender or the Collateral Agent for the benefit of the Lender pursuant to the Intercreditor Agreement in any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral purported to be covered thereby, which circumstance continues for five (5) Business Days.

8.6

Any Borrower, the Policy Subsidiary or the General Partner shall fail to pay any principal of or interest on any Indebtedness in excess of $50,000 (other than Indebtedness incurred pursuant to this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

8.7

There shall have been any Material Adverse Effect, which Material Adverse Effect continues for thirty (30) days after the earlier of (A) delivery by the Lender to the Borrowers of written notice setting forth, in reasonable detail, the basis for any such Material Adverse Effect and (B) the date upon which any Borrower obtained actual knowledge of such Material Adverse Effect.

8.8

The occurrence and continuance of an LTV Limit Trigger Event, which remains uncured for seven (7) Business Days after the earlier of (A) written notice of such LTV Limit Trigger Event shall have been given to the Borrowers by the Lender or (B) the date upon which any Borrower obtained actual knowledge of such LTV Limit Trigger Event.

8.9

The failure of any Borrower to make any payments when due to the Lender pursuant to Section 10.4.

SECTION 9
LENDER’S RIGHTS AND REMEDIES

9.1

Upon the occurrence and continuance of an Event of Default and after the expiration of any applicable notice and cure periods without such Event of Default being cured as confirmed by the Lender in writing, the Lender shall have the following rights and remedies to be exercised within the sole discretion of the Lender without further demand, presentation or notice, of any kind:

(a)

The Lender shall have all of those rights and remedies provided in this Agreement and the other Transaction Documents and Applicable Law (including, without limitation, the right to apply any proceeds received by the Lender from the Lender’s exercise of remedies pursuant to this Agreement in accordance with the Intercreditor Agreement);

(b)

The Lender may terminate its obligation to make any further Advances pursuant to this Agreement, or otherwise, and declare all of the Obligations of the Borrowers to the Lender to be immediately due and payable; provided, that, upon the occurrence of an Event of Default pursuant to Section 8.3(a), (b) or (c), the Lender’s obligation to make any further Advances pursuant to this Agreement, or otherwise shall automatically terminate, and all of the Obligations of the Borrowers to the Lender shall become immediately due and payable;

(c)

Require the Borrowers to assemble the Collateral and the Subject Collateral and make it available at the principal place of business or other places of business of the Borrowers or other location convenient to the Lender, to allow the Lender to take possession or dispose of the Collateral and the Subject Collateral, in each case, to the extent permitted under Applicable Law;

(d)

In accordance with Applicable Law, take possession of and, upon notice to the Borrowers and MPIC Provider, sell or otherwise dispose of any or all of the Collateral or the Subject Collateral at public or private sale, the Borrowers agree that ten (10) days notice of any sale or other disposition shall be sufficient, which the Lender and the Borrowers herewith agree to be commercially reasonable and further provided, that (i) the Lender has no obligation to clean-up or otherwise prepare the Collateral or the Subject Collateral for sale, (ii) the Lender may comply with any Applicable Law in connection with a disposition of the Collateral or the Subject Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral or the Subject Collateral, (iii) the Lender may specifically disclaim any warranties of title or the like, and (iv) in the event the Lender sells any Collateral or the Subject Collateral upon credit, which such sale shall require the prior written consent of MPIC Provider, the Borrowers will be credited only with payment actually made by the purchaser, received by the Lender and applied to the Indebtedness of the purchaser.

(e)

To the extent permitted under Applicable Law, subrogate to all of the Borrowers’ interests, rights and remedies in respect to the Collateral or the Subject Collateral, including the right to stop delivery;

(f)

Execute in the name of any Borrower any schedules, assignments, instruments, documents and statements which any Borrower is obligated to give the Lender;

(g)

Receive from all or any accountants and auditors employed by any Borrower at any time during the term of this Agreement copies of any of the Borrowers’ financial statements, trial balances or other accounting records of any sort in its possession, together with any other information concerning the financial status or business operations of the Borrowers;

(h)

Charge interest on the entire outstanding principal balance of the Loan at the Default Rate; and

(i)

The Lender may send a notice of assignment and/or notice of the Lender’s security interest to any and all account debtors or any Person holding or otherwise concerned with any of the Collateral or the Subject Collateral, and the Lender shall have the sole right to enforce the Borrowers’ rights against account debtors and other obligors, including, without limitation, the Borrowers’ waiver of any right it may have to require the Lender to pursue any third party for any of the Obligations or the Collateral or the Subject Collateral, collect the accounts receivables and/or take possession of the Collateral and the Subject Collateral and the books and records relating thereto.

9.2

To the extent that Applicable Law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrowers acknowledge and agree that it is not commercially unreasonable for the Lender or the Lender acting through the Collateral Agent, as applicable (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral or the Subject Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral or the Subject Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral or the Subject Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or the Subject Collateral or to remove liens or encumbrances on or any adverse claims against Collateral or the Subject Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral or the Subject Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral or the Subject Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, in compliance with any applicable privacy laws, (f) to contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral or the Subject Collateral, (g) to hire one or more professional auctioneers at market rates to assist in the disposition of Collateral or the Subject Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties or (j) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other third-party professionals at an arm’s length basis and at market rates to assist the Lender in the collection or disposition of any of the Collateral or the Subject Collateral.  The Borrowers acknowledge that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Lender, or the Lender acting through the Collateral Agent, would not be commercially unreasonable in the Lender’s or the Collateral

Agent’s exercise of remedies against the Collateral or the Subject Collateral and that other actions or omissions by the Lender or the Lender acting through the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2.  Without limiting upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to the Borrowers or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 9.2.

9.3

Without limitation of the Lender’s rights and remedies under this Agreement, the Lender shall have the right, but not the obligation, to exercise any of its rights, set forth in the other Transaction Documents at any time in accordance with the terms thereof.

SECTION 10
COLLATERAL VALUE AND REVIEW

10.1

Collateral Value Event.  There shall be a Collateral Value Event upon the occurrence of one or more of the following with respect to a Life Policy:

(a)

The average life expectancy of the Insured under such Life Policy, as evidenced by the life expectancy reports rendered by the medical underwriters and provided to the Lender with respect to such Insured prior to the related Borrowing Date (the “Initial LE Reports”), increases by an amount equal to or greater than twenty five percent (25%) from the average life expectancy indicated for such Insured in the Initial LE Reports;

(b)

The applicable Insurer’s insurance financial strength rating is downgraded below “Baa3” by Moody’s or “BBB-” by S&P and the Aggregate Collateral Value of the Life Policies issued by such Insurer is greater than the product of (i) two percent (2%) and (ii) the Aggregate Collateral Value of all the Life Policies;

(c)

Any Person initiates a suit, action or other legal proceeding in respect of such Life Policy based on a claim of violation of insurable interest law, and the Aggregate Collateral Value of all Life Policies for which such a suit, action or other legal proceeding has been initiated and remains pending is greater than the product of (i) two percent (2%) and (ii) the Aggregate Collateral Value of all the Life Policies; or

(d)

The applicable Insurer (i) initiates a suit, action or other legal proceeding challenging its obligation to make the payment of a death benefit with respect to any Life Policy, (ii) denies in writing the payment of a death benefit with respect to any Life Policy after a claim for such payment has been properly filed by the Securities Intermediary with such Insurer or (iii) fails to make the payment of a death benefit with respect to any Life Policy within ninety (90) days after a claim for such payment has been properly filed by the Securities Intermediary with such Insurer.

10.2

Collateral Value Event Consequences.  Upon the occurrence of any Collateral Value Event, the Collateral Value of such Life Policies shall be updated as determined by the Lender in its sole discretion, and Schedule 3 shall be revised to reflect such updated Collateral Values.

10.3

Collateral Value Review.  If at any time, the outstanding principal balance of the Loan plus accrued and unpaid interest thereon exceeds the LTV Limit, the Borrowers hereby agree to pledge cash to the Lender and/or cause additional Life Policies that are Eligible Life Policies to be credited to the Custody Account, with Collateral Values, as determined by the Lender in its reasonable discretion, such that the LTV Limit exceeds the outstanding principal balance of the Loan plus accrued and unpaid interest thereon; provided that the foregoing obligation of the Luxembourg Borrower to pledge cash or cause additional Life Policies that are Eligible Life Policies to be credited to the Custody Account shall exclude the outstanding principal balance of Advances or portions thereof that were used to pay Administration Cost, together with accrued and unpaid interest thereon.

10.4

Insurer Downgrade; Other Rating Issues.

(a)

If an Insurer’s insurance financial strength rating is downgraded to or below “Baa3” by Moody’s or “BBB-” by S&P, then the Borrowers shall pay, within ten (10) Business Days of such downgrade, to the Lender, all Advances made in respect of the Life Policies issued by such Insurer, including, with respect to the portion of such Advances relating to the Quarterly Servicing Fee, Structuring Costs and MPIC Premium for each Life Policy issued by such Insurer, the Pro-Rata Share thereof allocable to such Life Policies, in each case including all accrued and unpaid interest on such Advances.

(b)

If, as of any date of determination, the aggregate face amount of Life Policies issued by Insurers with a rating below “A-” by a nationally recognized statistical rating agency exceeds ten percent (10%) of the aggregate face amount of all the Life Policies, then the Borrowers shall pay, within ten (10) Business Days of such date of determination, to the Lender, all Advances made in respect of the Life Policies exceeding such 10% limit, including, with respect to the portion of such Advances relating to the Quarterly Servicing Fee, the Structuring Costs and MPIC Premium for each such Life Policy, the Pro-Rata Share thereof allocable to such Life Policies, in each case including all accrued and unpaid interest on such Advances.

10.5

Insureds.  If any Borrower has knowledge that an Insured is no longer resident in the United States, such Borrower shall inform the Lender promptly.  If the Lender reasonably determines that it would be exceedingly difficult to track the health status of such Insured and obtain a death certificate following such Insured’s death, than the Collateral Value of the Life Policy insuring the life of such Insured shall be reduced to zero, and the Lender shall have no obligation to make any additional Advances in respect of such Life Policy.

SECTION 11
CONFIDENTIALITY

(a)

Confidentiality Provisions.  Each Borrower and the Lender each hereby agrees to hold, and use its commercially reasonable efforts to cause its Affiliates and representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process or by the regulation(s) to which such party is subject or by other requirements of Applicable Law or (ii) disclosed in any action or proceeding brought by a party in pursuit of its rights or in the exercise of its remedies under this Agreement, the terms and conditions of this Agreement and the other

Transaction Documents and the transactions contemplated hereby and thereby; provided that each of such Borrower and the Lender may disclose such information to such Borrower’s or the Lender’s organization, or outside of such Borrower’s or the Lender’s organization, to their respective attorneys, accountants, bankers, financial advisors and other consultants who may be assisting such Borrower or the Lender in connection with this Agreement or the transactions contemplated hereby and who agree to be bound by the non-disclosure provisions of this Section 11 or are otherwise subject to applicable confidentiality requirements; provided, further, that the Lender may also disclose such information to the Lender’s successors, assignees and prospective investors who agree to be bound by the non-disclosure provisions of this Section 11 or are otherwise subject to applicable confidentiality requirements; provided, further, that such Borrower may provide its investors with a general description of the terms of this Agreement on a basis consistent with previous disclosures made by such Borrower to its investors with respect to other credit facilities.  The provisions of this Section 11 shall not supersede, and shall be deemed to supplement, any confidentiality agreements that the parties may have executed prior to the date hereof, which provisions thereof shall be controlling and shall be in full force and effect.  Notwithstanding anything to the contrary contained herein, nothing in this Section 11 shall prevent or inhibit the Lender in any manner whatsoever from exercising any and all remedies available to it upon the occurrence and continuance of an Event of Default, including, disclosing any information that it would otherwise be required to keep confidential to the extent permitted under Applicable Law.

(b)

Each Borrower acknowledges that insurance laws and regulations and other Applicable Laws are structured to provide confidentiality to Insureds and other Consumers in connection with any Protected Information provided in the course of a life insurance or life settlement transaction, and that it is obliged to keep such information confidential under Applicable Laws.

(c)

No Borrower shall disclose to any third party any Protected Information, except:

(i)

as may otherwise be required or permitted by Applicable Law;

(ii)

in circumstances where the third party recipient has a bona fide reason to receive Protected Information and has executed an undertaking to keep such Protected Information confidential, as may be reasonably required for any disclosure of any Protected Information under any Applicable Law;

(iii)

to such of its employees, agents, internal and outside attorneys, internal and external auditors and representatives as need to know such Protected Information for the performance of their duties related to this Agreement, provided that such employees, agents, attorneys, auditors and/or representatives shall be acting under an express or implied duty of confidentiality to such Borrower at the time of such disclosure; or

(iv)

to MPIC Provider in connection with the MPIC and to the Lender and/or the Servicer.

SECTION 12
SUCCESSORS AND ASSIGNS

12.1

Successors and Assigns.  This Agreement and the other Transaction Documents shall be binding on and shall inure to the benefit of the Borrowers and the Lender, and their respective successors and assigns, except as otherwise provided herein or therein.  The Borrowers shall not assign, transfer, hypothecate or otherwise convey any of their respective rights, benefits, obligations or duties hereunder or under any of the other Transaction Documents without the prior express written consent of the Lender, which may be granted or withheld in the Lender’s sole and absolute discretion.  Any such purported assignment, transfer, hypothecation or other conveyance by the Borrowers without the prior express written consent of the Lender shall be null and void.  Notwithstanding anything to the contrary in the first sentence of this Section 12.1, the Lender may at any time without the consent of the Borrowers, assign all or any portion of its rights under this Agreement to any Person; provided, however, that no such assignment or pledge shall release the Lender from its obligations hereunder and promptly after such assignment, the Lender shall notify the Borrowers of such assignment and the identity of the assignee.  The Lender may assign to one or more banks or other entities all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including, without limitation, the Loan Commitment or the Advances).  With respect to participation interests sold by the Lender, after giving effect to the sale of such participation, the Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to the Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if the Lender had not sold such participation interest, and the Borrowers shall continue to deal solely and directly with the Lender and not be obligated to deal with such participant.  Upon, and to the extent of, any assignment (unless otherwise stated therein) made by the Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement.  Without limiting the foregoing, each assignee and each purchaser of an assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder with respect to the rights and benefits so assigned or participated as it would have if it were a Lender hereunder.

SECTION 13
GERMAN BORROWER AS JOINT AND SEVERAL DEBTOR

13.1

German Borrower as Joint and Several Debtor.  The German Borrower shall be jointly and severally (gesamtschuldnerisch) liable for all payment obligations and other obligations of each of the German Borrower and the Luxembourg Borrower under this Agreement and the other Transaction Documents.  The German Borrower hereby waives any defense arising by reason of any disability or other defense of the Luxembourg Borrower or by reason of the cessation from any cause whatsoever of the liability of the Luxembourg Borrower. The liabilities and obligations of the Borrowers under this Agreement shall continue irrespective of the validity or enforceability of any Transaction Document to which any of the Borrowers, the General Partner or the Policy Subsidiary may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Borrower, the General Partner or the Policy Subsidiary or any other event or proceeding affecting a Borrower, the General Partner or the

Policy Subsidiary.  Until all of the Obligations shall have been paid in full, the German Borrower shall have no right to subrogation and the German Borrower waives the right to enforce any remedy which the Lender has or may hereafter have against the Luxembourg Borrower, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Lender. Any compensation claim of the German Borrower against the Luxembourg Borrower pursuant to §426 of the German Civil Code (BGB) (i) shall be subordinated to the claims and rights of the Lender against the Luxembourg Borrower under this Agreement and (ii) shall only be asserted against the Luxembourg Borrower after all rights and claims of the Lender against the Luxembourg Borrower under this Agreement have been fully and finally discharged. The Luxembourg Borrower shall not be liable for (i) the repayment of any outstanding principal balance of the Loan representing Advances or portions thereof made to pay or discharge Administration Cost plus accrued and unpaid interest thereon and (ii) any payment obligations or other obligations specifically allocated to the German Borrower under this Agreement or any other Transaction Document.

SECTION 14
MISCELLANEOUS PROVISIONS

14.1

Complete Agreement; Modification of Agreement.  The Transaction Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 14.2.  Any letter of interest, commitment letter or fee letter, if any, between the Borrowers and the Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

14.2

Amendments and Waivers.  Except for actions expressly permitted to be taken by the Lender, no amendment, modification, termination or waiver of any provision of this Agreement or any other Transaction Document, or any consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrowers.

14.3

Obligations and Liabilities of the Lender.  The Lender, by accepting the security interest in the Collateral and the Capital Stock of the Policy Subsidiary and the Collateral Agent’s security interest in the Subject Collateral, or by releasing the Collateral  or the Subject Collateral, shall not be deemed to have assumed any obligation or liability to any supplier or account debtor or to any other Person, and the Borrowers agree, jointly and severally, to indemnify and defend the Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Section 14.3; provided, that no Borrower shall be liable for any indemnification to the Lender (i) to the extent that any such indemnification results from the Lender’s gross negligence, bad faith, or willful misconduct, (ii) any tax upon or measured by net income on any Lender, (iii) costs incurred by the Lender in any action brought by the Lender under this Agreement against a Borrower or any Affiliate of a Borrower in which the Lender is not successful in the adjudication, arbitration, mediation or other determination of the merits of any such action, including on appeal of any such action and (iv) except as specifically set forth in this Agreement, recourse for credit losses with respect to the Life Policies, specifically including any costs to the extent such costs result from a default by an

Insurer with respect to the payment or performance of any Life Policy (including the insolvency of any Insurer or a general inability to pay).

14.4

Waiver of Notices.  Notice of default and presentment, demand, protest and notice of dishonor as to any provision of the Transaction Documents or any other agreement or instrument, notice of acceptance of this Agreement, notice of loans made, credit extended, received or delivered or other action taken in reliance hereon and all other demands and notices of any description is hereby waived by the Borrowers, except as may be otherwise specifically provided in this Agreement.  With respect to the Obligations and the Collateral, the Capital Stock of the Policy Subsidiary and the Subject Collateral, the Borrowers assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable.  The Lender shall have no duty as to the collection or protection of any of the Collateral, the Capital Stock of the Policy Subsidiary or the Subject Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth specifically in this Agreement.  The Borrowers further waive any and all other suretyship defenses.

14.5

Taxes.  All payments made by the Borrowers under or in respect to this Agreement and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Lender or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings for the purposes of this Section 14.5 being hereinafter called “Taxes”).  If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under or in respect of the Advances, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents.  Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Lender for its own account, a certified copy of an original official receipt received by such Borrower showing payment thereof.  If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrowers shall, jointly and severally, indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.  The agreements in this Section 14.5 shall survive the termination of this Agreement and full payment and satisfaction of all Obligations of the Borrowers to the Lender.

14.6

Third Party Beneficiary.  MPIC Provider shall be an express third-party beneficiary of this Agreement, including without limitation, of the representations, warranties, covenants and other terms and conditions contained in this Agreement, subject to the limitations set forth in the Intercreditor Agreement.

14.7

Governing Law; Consent to Arbitration.

(a)

This Agreement shall be governed by and construed in accordance with the laws of Germany.

(b)

All disputes arising out of or in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law.  The place of arbitration is Frankfurt am Main, Germany.  The arbitral tribunal shall consist of three arbitrators.  The language of the arbitral proceedings is English.  The prevailing party in such arbitration shall be entitled to reimbursement of attorneys’ fees and all other expenses incurred in connection with such arbitration from the non-prevailing party.

(c)

The provisions of this Section 14.7 shall survive the repayment of the Obligations of the Borrowers to the Lender and the termination of this Agreement.

14.8

Severability.  If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, this Agreement shall be construed as if not containing such provisions, and the rights, remedies, warranties, representations, covenants, and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Agreement in any jurisdiction.

14.9

Rights and Remedies, Etc.  The Events of Default, rights, remedies, warranties, representations, covenants, and provisions set forth in this Agreement, or as may be provided by Applicable Law, shall be cumulative and not alternative or exclusive (unless otherwise expressly provided in this Agreement), and the Lender’s rights and remedies hereunder may be exercised by the Lender at such time or times, in such order of preference, as Lender in its sole discretion may determine.

14.10

Reserved.

14.11

No Waiver, Etc.  All warranties, representations and covenants imposed or made herein shall survive the execution and delivery of this Agreement.  No delay or omission of the Lender in exercising or enforcing any of its rights and remedies hereunder shall constitute a waiver thereof; and no waiver by the Lender of any Default or Event of Default should operate as a waiver of any other Default or Event of Default.  No term or provision hereof shall be waived, altered or modified except in writing and such writing is signed by all parties to this Agreement.  Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Lender and the Borrowers at any time (whether before, during or after the effective date or terms of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Lender’s rights and remedies under this Agreement nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Lender’s rights and remedies, not only under the provisions of this Agreement, but also of any such other agreement or transaction.

14.12

Notices.

(a)

All notices, requests, and other communications given pursuant to this Agreement, shall be made in writing and, except as otherwise provided in this Section 14.12, delivered by hand, certified mail return receipt requested, overnight delivery service or telecopier (at the telecopier number set forth on Schedule 14.12), addressed to the Lender or to a Borrower (as the case may be) at the address set forth on Schedule 14.12, or at such other address as any party may give notice to the other parties as herein provided.

(b)

All notices or requests by a Borrower for Advances under the Loan may made in writing, delivered and addressed to the Lender as set forth above, or at such other address as the Lender may give notice to the Borrowers as herein provided.

(c)

Any notice, request or communication given hereunder addressed as aforesaid shall be deemed to have been given (i) in the case of delivery by mail, three (3) days after its deposit in the mails, postage prepaid, or (ii) in the case of delivery by overnight delivery service, one (1) day after its deposit with a reputable overnight delivery service, postage prepaid or (iii) in the case of delivery by hand, when delivered or (iv) in the case of delivery by telecopier, when transmitted and receipt confirmed by the sender obtaining a printed confirmation that the entire document has been properly transmitted to recipient; provided, however, that notice of a change of address, telephone number or telecopier number shall be deemed to have been given only when actually received by the party to which it is addressed.

(d)

Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender.  Unless the Lender otherwise requires or permits in writing, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

14.13

Ambiguity Between Agreements.  In the event of ambiguity or inconsistency between this Agreement and any other Transaction Document, then the terms of this Agreement will govern, subject to any provision to the contrary set forth in the Intercreditor Agreement or the Securities Account Control Agreement.

14.14

Attorneys’ Fees and Expenses.  If the Lender retains the services of counsel by reason of a claim of a Default or an Event of Default hereunder or under any of the other Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by the Lender in connection with such suit (expressly including all post-judgment collection expenses and costs) shall be payable by the Borrowers, jointly and severally, on demand by the Lender.  If the Borrowers do not comply with this Section 14.14, the

Lender, in its sole and absolute discretion, can elect to make Advances to a Borrower or the Borrowers to reimburse itself for any costs and expenses incurred in connection with this Section 14.14, which Advances shall be added to the outstanding principal balance of the Loan.

14.15

Press Releases and Related Matters.  Each of the Borrowers and the Lender agree that neither it nor their respective Affiliates will in the future issue any press releases or other public disclosure using the name of the other parties or their respective affiliates or referring to this Agreement or the other Transaction Documents to which they are a party without at least five (5) Business Days’ prior written notice to the other parties and without the prior written consent of the other parties unless (and only to the extent that) the disclosing party is required to do so under Applicable Law and then, in any event, the disclosing parties will consult with the non-disclosing parties before issuing such press release or other public disclosure.

14.16

Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed to be one and the same instrument.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

14.17

Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

_______________________________ By: Print Name: Print Title: By: Print Name: Print Title:

_________________________________ By: Print Name: ___________________________ Print Title: ___________________________

____________________________________ By: Print Name: Print Title: By: Print Name: Print Title:

Exhibit List
Exhibit A	List of Closing Documents
Schedule List
Schedule 1	Disbursement Schedule
Schedule 2	Life Policies
Schedule 2.1	Lender’s Address
Schedule 3	Collateral Value
Schedule 4.1	Missing Items
Schedule 5.1	Organizational Identification Numbers
Schedule 5.8	Principal Places of Business
Schedule 5.15	Subsidiaries
Schedule 14.12	Notices

EXHIBIT A

LIST OF CLOSING DOCUMENTS

SCHEDULE 1

DISBURSEMENT SCHEDULE

SCHEDULE 2

LIFE POLICIES

SCHEDULE 2.1

LENDER ADDRESS

SCHEDULE 3

COLLATERAL VALUE

SCHEDULE 4.1

MISSING ITEMS

None.

SCHEDULE 5.1

ORGANIZATIONAL IDENTIFICATION NUMBERS

SCHEDULE 5.8

PRINCIPAL PLACES OF BUSINESS

SCHEDULE 5.15

SUBSIDIARIES

None.

SCHEDULE 13.12

NOTICES